UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Fortress Biotech, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of 2015
Annual Meeting
and
Proxy Statement

3 Columbus Circle, 15th Floor
New York, New York 10019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 15, 2015

To the Stockholders of Fortress Biotech, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Fortress Biotech, Inc. (the “Company”) will be held on July 15, 2015 at the offices of Alston & Bird LLP, 90 Park Avenue, 15th Floor, New York, New York 10016 at 10:00 a.m. EDT. The meeting is called for the following purposes:

1.	To elect the seven directors named in the Proxy Statement to serve until the Company’s next annual meeting or until their successors have been elected and qualified;
2.	To approve an amendment to the Fortress Biotech, Inc. 2013 Stock Incentive Plan to reserve an additional 7,700,000 shares of common stock for issuance thereunder;
3.	To approve the Fortress Biotech, Inc. Long Term Incentive Plan;
4.	To hold an advisory vote on executive compensation;
5.	To hold an advisory vote on the frequency with which future advisory votes on executive compensation should be held;
6.	To ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and
7.	To consider and take action upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

These matters are more fully described in the Proxy Statement accompanying this Notice. The close of business on June 1, 2015 has been fixed as the record date for the determination of the Company’s stockholders entitled to notice of, and to vote at, the meeting. The Company’s stock transfer books will not be closed. A list of the stockholders entitled to vote at the meeting may be examined at the Company’s offices during the 10 day period preceding the meeting.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish these proxy materials (including an electronic Proxy Card for the meeting) and our 2014 Annual Report (including our 2014 Annual Report on Form 10-K, as amended) to stockholders via the Internet. On or about June 4, 2015, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2014 Annual Report to Stockholders and how to vote. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly, while lowering the cost and environmental impact of printing and delivering annual meeting materials.

You are cordially invited to attend the meeting. Whether or not you expect to attend, the Board of Directors respectfully requests that you vote your shares in the manner described in the Proxy Statement. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the meeting.

By Order of the Board of Directors of Fortress Biotech, Inc.,

/s/ Lindsay A. Rosenwald, M.D.

Lindsay A. Rosenwald, M.D.
Chairman of the Board of Directors, President and
Chief Executive Officer

New York, New York
Dated: June 4, 2015

FORTRESS BIOTECH, INC.

Proxy Statement
for the
Annual Meeting of Stockholders
To Be Held July 15, 2015

i

FORTRESS BIOTECH, INC.

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 15, 2015

Information Concerning Solicitation and Voting

This Proxy Statement is furnished to the holders of the Company’s common stock in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Stockholders to be held on July 15, 2015 at 10:00 a.m. EDT at the offices of Alston & Bird LLP, 90 Park Avenue, 15th Floor, New York, New York 10016 or for use at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Only stockholders of record at the close of business on June 1, 2015 are entitled to notice of and to vote at the meeting.

In accordance with the rules of the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are now furnishing proxy materials, including the Notice, this Proxy Statement, our 2014 Annual Report to Stockholders, including financial statements, and a Proxy Card for the meeting, by providing access to them on the Internet to save printing costs and benefit the environment. These materials were first available on the Internet on June 4, 2015. We mailed a Notice of Internet Availability of Proxy Materials on or about June 4, 2015 to our stockholders of record and beneficial owners as of June 1, 2015, the record date for the meeting. This Proxy Statement and the Notice of Internet Availability of Proxy Materials contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the Proxy Card or Voter Instruction Card that you will receive in response to your request.

Each holder of the Company’s common stock is entitled to one vote for each share held as of the record date with respect to all matters that may be considered at the meeting. Stockholder votes will be tabulated by persons appointed by the Board of Directors to act as inspectors of election for the meeting.

The Company bears the expense of soliciting proxies. Its directors, officers or employees may also solicit proxies personally or by telephone, telegram, facsimile or other means of communication. The Company does not intend to pay additional compensation for doing so. In addition, the Company might reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of the Company’s common stock, for their expenses in forwarding soliciting materials to those beneficial owners.

QUESTIONS AND ANSWERS ABOUT THE 2015 ANNUAL MEETING

Q:	Who may vote at the meeting?
A:	The Board of Directors set June 1, 2015 as the record date for the meeting. If you owned the Company’s common stock at the close of business on June 1, 2015, you may attend and vote at the meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of June 1, 2015, there were 46,833,715 shares of the Company’s common stock outstanding and entitled to vote at the meeting.
Q:	Why did I receive a one-page notice in the mail regarding the availability of proxy materials on the Internet instead of a full set of printed proxy materials?
A:	In accordance with rules of the SEC, the Company may provide stockholders access to its proxy materials over the Internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials to all of our stockholders as of the record date. The Notice of Internet Availability includes instructions on how to access the Company’s proxy materials over the Internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice of Internet Availability, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings of stockholders on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials in paper form by mail or electronically by email will remain in effect until you revoke the election.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:	If your shares are registered directly in your name with the Company’s transfer agent, VStock Transfer, LLC, you are considered, with respect to those shares, a stockholder of record. As a stockholder of record, you have the right to vote in person at the meeting. You will need to present a form of personal photo identification in order to be admitted to the 2015 Annual Meeting of Stockholders.

If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. In that case, the Notice of Internet Availability of Proxy Materials or proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instructions included in the Notice of Internet Availability or proxy materials.

Q:	What is the quorum requirement for the meeting?
A:	A majority of the Company’s outstanding shares of capital stock entitled to vote as of the record date must be present at the meeting in order for the Company to hold the meeting and conduct business. This is called a quorum. Your shares will be counted as present at the meeting if you:
•	Are present and entitled to vote in person at the meeting; or
•	Properly submitted a Proxy Card or Voter Instruction Card.

If you are present in person or by proxy at the meeting, but abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote. Each proposal listed in this Proxy Statement identifies the votes needed to approve or ratify the proposed action.

Q:	What proposals will be voted on at the meeting?
A:	The six proposals to be voted on at the meeting are as follows:
1.	To elect the seven directors named in the Proxy Statement to serve until the Company’s next annual meeting or until their successors have been elected and qualified;
2.	To approve an amendment to the Fortress Biotech, Inc. 2013 Stock Incentive Plan to reserve an additional 7,700,000 shares of common stock for issuance thereunder;
3.	To approve the Fortress Biotech, Inc. Long Term Incentive Plan;
4.	To hold an advisory vote on executive compensation;
5.	To hold an advisory vote on the frequency with which future advisory votes on executive compensation should be held; and
6.	To ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The Company will also consider any other business that properly comes before the meeting. As of the record date, the Company is not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the Proxy Card or Voter Instruction Card will vote the shares they represent using their best judgment.

Q:	Can I access these proxy materials on the Internet?
A:	Yes. The Notice of Annual Meeting, Proxy Statement and 2014 Annual Report to Stockholders (including the 2014 Annual Report on Form 10-K, as amended), are available for viewing, printing and downloading at www.proxyvote.com. Our Annual Report on Form 10-K, as amended for the year ended December 31, 2014 is also available under the Investors — SEC Filings — Annual Meeting Materials section of the Company’s website at www.fortressbiotech.com and through the SEC’s EDGAR system at http://www.sec.gov. All materials will remain posted on www.proxyvote.com at least until the conclusion of the meeting.
Q:	How may I vote my shares in person at the meeting?
A:	If your shares are registered directly in your name with the Company’s transfer agent, VStock Transfer, LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the meeting. You will need to present a form of personal photo identification in order to be admitted to the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, nominee or trustee that holds your shares, giving you the right to vote the shares at the meeting.
Q:	How can I vote my shares without attending the meeting?
A:	If your common stock is held by a broker, bank or other nominee, they should send you instructions that you must follow in order to have your shares voted. If you hold shares in your own name, you may vote by proxy in any one of the following ways:
•	Via the Internet by accessing the proxy materials on the secured website www.proxyvote.com and following the voting instructions on that website;
•	Via telephone by calling toll free 1-800-690-6903 and following the recorded instructions; or
•	By requesting that printed copies of the proxy materials be mailed to you pursuant to the instructions provided in the Notice of Internet Availability and completing, dating, signing and returning the Proxy Card that you receive in response to your request.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet or telephone must be completed by 11:59 p.m., EDT, on July 14, 2015. Of course, you can always come to the meeting and vote your shares in person. If you submit or return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors, as permitted by law.

Q:	How can I change my vote after submitting it?
A:	If you are a stockholder of record, you can revoke your proxy before your shares are voted at the meeting by:
•	Filing a written notice of revocation bearing a later date than the proxy with the Company’s corporate secretary either before the meeting, at 3 Columbus Circle, 15th Floor, New York, New York 10019, or at the meeting, at the offices of Alston & Bird LLP, 90 Park Avenue, 15th Floor, New York, New York 10016;
•	Duly executing a later-dated proxy relating to the same shares and delivering it to the Company’s corporate secretary either before the meeting, at 3 Columbus Circle, 15th Floor, New York, New York 10019, or at the meeting and before the taking of the vote, at the offices of Alston & Bird LLP, 90 Park Avenue, 15th Floor, New York, New York 10016;
•	Attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy); or
•	If you voted by telephone or via the Internet, voting again by the same means prior to 11:59 p.m. EDT on July 14, 2015 (your latest telephone or Internet vote, as applicable, will be counted and all earlier votes will be disregarded).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the meeting if you obtain a legal proxy from them as described in the answer to a previous question.

Q:	Where can I find the voting results of the meeting?
A:	The Company will announce the preliminary voting results at the meeting. The Company will publish the results in a Form 8-K filed with the SEC within four business days of the meeting.
Q:	For how long can I access the proxy materials on the Internet?
A:	The Notice, Proxy Statement, 2014 Annual Report to Stockholders and Annual Report on Form 10-K, as amended for the fiscal year ended December 31, 2014 are also available, free of charge, in PDF and HTML format under the Investors — SEC Filings — Annual Meeting Materials section of the Company’s website at www.fortressbiotech.com and will remain posted on this website at least until the conclusion of the meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

The Board of Directors consists of seven members, each of whom serves until the next annual meeting or until his successor has been elected and qualified. If you are a stockholder of record, unless you mark your proxy card otherwise, the proxy holders will vote the proxies received by them for each of the nominees named below, each of whom is currently a director of the Company except for Dov Klein, who is a new director nominee presented by the Board, and each of whom has consented to be named in this Proxy Statement and to serve if elected. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, your proxy will be voted for any nominee designated by the Board to fill the vacancy. The Company does not expect that any nominee listed below will be unable or will decline to serve as a director. If you are a beneficial owner of shares held in street name and you do not provide your broker with voting instructions, your broker may not vote your shares on the election of directors. Therefore, it is important that you vote.

The Board of Directors unanimously recommends that stockholders vote FOR all of the director nominees listed below.

The name of and certain information regarding each of the director nominees as of June 1, 2015 is set forth below. This information is based on data the nominees furnished to the Company. There are no family relationships among the nominees or executive officers. The business address for each nominee for matters regarding the Company is 3 Columbus Circle, 15th Floor, New York, New York 10019.

Name of Director Nominee	Age	Title	Director Since
Lindsay A. Rosenwald, M.D.	60	Chairman, President and Chief Executive Officer	October 2009
Eric K. Rowinsky, M.D.	58	Co-Vice Chairman and Director	October 2010
Jimmie Harvey, Jr., M.D.	63	Director	December 2008
Malcolm Hoenlein	71	Director	February 2014
Dov Klein	63	—	—
J. Jay Lobell	52	Director	June 2006
Michael S. Weiss	49	Director and Executive Vice Chairman, Strategic Development	December 2013

Director Nominees

Lindsay A. Rosenwald, M.D. has served as a member of the Board of Directors since October 2009 and as Chairman, President and Chief Executive Officer of the Company since December 2013. Dr. Rosenwald is currently Co-Chairman of the Board of Directors and Chief Executive Officer of CB Pharma Acquisition Corp., which he joined in 2014. Dr. Rosenwald also is Co-Portfolio Manager and Partner of Opus Point Partners Management, LLC, an asset management firm in the life sciences industry, which he joined in 2009. Prior to that, from 1991 to 2008, he served as the Chairman of Paramount BioCapital, Inc. Over the last 23 years, Dr. Rosenwald has acted as a biotechnology entrepreneur and has been involved in the founding and recapitalization of numerous public and private biotechnology and life sciences companies. Dr. Rosenwald received his B.S. in finance from Pennsylvania State University and his M.D. from Temple University School of Medicine. Based on Dr. Rosenwald’s biotechnology and pharmaceutical industry experience and in-depth understanding of the Company’s business, the Board of Directors believes that Dr. Rosenwald has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

Eric K. Rowinsky, M.D. has served as Co-Vice Chairman of the Board of Directors and a consultant to the Company since October 2010 and is responsible for overseeing the Company’s clinical development plan for acute myeloid leukemia and solid tumor malignancies. Dr. Rowinsky has served as Executive Vice President, Chief Medical Officer and Head of Research and Development of Stemline Therapeutics, Inc., a clinical-stage biopharmaceutical company, since November 2011. Prior to joining Stemline, Dr. Rowinsky was co-founder and Chief Executive Officer of Primrose Therapeutics, Inc., a start-up biotechnology company, from June 2010 until its acquisition in September 2011. He also served as a drug development and regulatory strategy consultant to the ImClone-Lilly Oncology Business Unit and several other biopharmaceutical and life sciences companies from 2010 to 2011. From 2005 to 2009, Dr. Rowinsky was Executive Vice President and Chief Medical Officer of ImClone Systems, Inc., where he led the FDA approval of Erbitux® for head and neck and colorectal cancers and advanced eight other monoclonal antibodies through clinical development. From 1996 to 2004, Dr. Rowinsky held several positions at the Cancer Therapy and Research Center, including Director of the Institute of Drug Development, or IDD, and the SBC Endowed Chair for Early Drug Development at the IDD. From 1996 to 2006, he was a Clinical Professor of Medicine at the University of Texas Health Science Center at San Antonio. From 1988 to 1996, Dr. Rowinsky was an Associate Professor of Oncology at the Johns Hopkins University School of Medicine. He was a longstanding National Cancer Institute principal and co-principal investigator from 1990 to 2004, and was integrally involved in pivotal clinical and preclinical investigations that led to the development of numerous cancer therapeutics, including paclitaxel, docetaxel, topotecan, irinotecan, erlotinib, gefitinib and temsirolimus among others. Dr. Rowinsky is currently an Adjunct Professor of Medicine at New York University School of Medicine and he sits on the board of directors of Biogen Idec Inc., a publicly traded biopharmaceutical and life sciences company. During the past five years, Dr. Rowinsky has also served as a director of ADVENTRX Pharmaceuticals, Inc. and Tapestry Pharmaceuticals, Inc., both life sciences companies. Dr. Rowinsky received his M.D. from Vanderbilt University School of Medicine. He completed his residency in internal medicine at the University of California, San Diego and completed his fellowship in medical oncology at Johns Hopkins Oncology Center. Dr. Rowinsky received his B.A. from New York University and his M.D. from Vanderbilt University School of Medicine. Based on Dr. Rowinsky’s service on boards of directors in the biotechnology and pharmaceutical industries and his extensive experience and background in oncology, the Board of Directors believes that Dr. Rowinsky has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

Jimmie Harvey, Jr., M.D. has served as a member of the Board of Directors since December 2008. In 1984, Dr. Harvey founded Birmingham Hematology and Oncology Associates, L.L.C. (now Alabama Oncology, L.L.C.), a private medical company located in Birmingham, Alabama. Dr. Harvey has experience in clinical trial execution and management and has recently been a principal investigator in two trials, one investigating a novel monoclonal antibody and the other investigating a small molecule used to treat immunologic malignancies. Dr. Harvey holds a B.A. in chemistry from Emory University and received his M.D. from Emory University School of Medicine. Dr. Harvey completed his medical oncology training at the Vincent T. Lombardi Cancer Center at Georgetown University. Based on Dr. Harvey’s medical background, including his oncology expertise, the Board of Directors believes that Dr. Harvey has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

Malcolm Hoenlein has served as a member of the Board of Directors since February 2014. Since 1986, Mr. Hoenlein has served as Chief Executive Officer and Executive Vice Chairman of the Conference of Presidents of Major American Jewish Organizations, the coordinating body on international and national concerns for 51 national American Jewish organizations. Previously, he served as the founding Executive Director of the Jewish Community Relations Council of Greater New York. Prior to that, he was the founding Executive Director of the Greater New York Conference on Soviet Jewry. A National Defense Fellow at the Near East Center of the University of Pennsylvania, Mr. Hoenlein taught International Relations in the Political Science Department and served as a Middle East specialist at the Foreign Policy Research Institute. In addition, he served on the editorial staff of ORBIS, the Journal of International Affairs. He serves as a director of Eco-Fusion, LabStyle Innovations Corp., Powermat USA, and WellSense Technologies LLC. Mr. Hoenlein has a B.A. in Political Science from Temple University and an M.A. in International Relations from the University of Pennsylvania, as well as an Hon. LL.D. from Touro College and an Hon. D.H.L. from Yeshiva University. Based on Mr. Hoenlein’s demonstrated sound business judgment, and leadership and management experience, the Board of Directors believes that Mr. Hoenlein has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

Dov Klein is newly nominated to the Board of Directors. Mr. Klein is an audit partner at RSSM CPA LLP, a certified public accountant and strategic advisor firm, which he joined in 2001. His practice focuses on audits and reviews and compilation of financial statements for clients in various industries. Mr. Klein also consults on matters in litigation and conducts financial due diligence in mergers and acquisitions as well as business planning for growing businesses. Mr. Klein has been a certified public accountant since 1978 and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. Mr. Klein received his BSc in Accounting from Brooklyn College, City University of New York. Based on Mr. Klein’s extensive business experience, particularly in the areas of audit and finance, the Board of Directors believes that Mr. Klein has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

J. Jay Lobell has served as a member of the Board of Directors since June 2006. Mr. Lobell is president of Meridian Capital Group, LLC, a commercial real estate mortgage company, which he joined as a senior officer in January 2010. Mr. Lobell was also a founder of Beech Street Capital, LLC, a real estate lending company, serving as its Vice Chairman from December 2009 until the company’s sale to Capital One Financial Corporation in November 2013. Since January 2005, Mr. Lobell has served as President and Chief Operating Officer of Paramount Biosciences, LLC, or PBS, a private biotechnology investment and development company. In that capacity, he had substantial responsibility for the assembly and oversight of companies PBS founded and incubated, including the Company and Asphelia Pharmaceuticals, Inc. Mr. Lobell previously has served on the board of directors of NovaDel Pharma Inc., Innovive Pharmaceuticals, Inc. and Chem Rx Corporation, a private company. Mr. Lobell was a partner in the law firm Covington & Burling LLP from October 1996 through January 2005, where he advised companies and individuals as a member of the firm’s securities litigation and white collar defense practice group. Mr. Lobell received his B.A. (summa cum laude, Phi Beta Kappa) from the City University of New York and his J.D. from Yale Law School, where he was senior editor of the Yale Law Journal. Based on Mr. Lobell’s biotechnology, legal and financial experience, as well as his in-depth understanding of drug commercialization and corporate governance, the Board of Directors believes that Mr. Lobell has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

Michael S. Weiss has served as a member of the Board of Directors since December 2013. Mr. Weiss also served as Co-Vice Chairman of the Board from December 2013 until January 2014 and has served as Executive Vice Chairman, Strategic Development since February 2014. Mr. Weiss is currently Co-Chairman of the Board of Directors of CB Pharma Acquisition Corp., which he joined in 2014. Mr. Weiss also is Co-Portfolio Manager and Partner of Opus Point Partners Management, LLC, which he joined in 2009. He has also served as Executive Chairman, Interim Chief Executive Officer and President of TG Therapeutics, Inc. since 2011. From 2002 to 2009, Mr. Weiss was the Chairman and Chief Executive Officer of Keryx Biopharmaceuticals, Inc., where he helped the company acquire and develop its lead drug Zerenex as well as executed a $100MM+ strategic alliance for Zerenex with Japan Tobacco, Inc. and Torii Pharmaceutical Co., Ltd. Mr. Weiss served on the board of directors of National Holdings Corporation from 2011 to 2012. Mr. Weiss began his professional career as a lawyer with Cravath, Swaine & Moore LLP. He earned his J.D. from Columbia Law School and his B.S. in Finance from The University at Albany. Based on Mr. Weiss’s biotechnology and pharmaceutical industry experience, as well as his extensive management experience, the Board of Directors believes that Mr. Weiss has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

Shareholders’ Agreement

On February 20, 2014, all of the directors who were then members of the Company’s Board of Directors other than Mr. Hoenlein entered into a Shareholders’ Agreement pursuant to which they agreed that, until the end of the Company’s annual meeting held in calendar year 2016 and so long as Dr. Rosenwald and Mr. Weiss are on the proposed slate of directors to be nominated, they each will vote all of their shares of Company common stock in favor of electing to the Board those individuals, and only those individuals, who are proposed by the Board’s Nominating and Corporate Governance Committee. All seven directors up for election to the Board this year were proposed for election by the Board’s Nominating and Corporate Governance Committee.

Required Vote

The election of each director requires the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote that are present or represented at the meeting and voted in the election of directors. In accordance with Delaware law, abstentions will be counted for purposes of determining the presence or absence of a quorum, but broker non-votes will not. Abstentions and broker non-votes will not be counted for purposes of determining the number of shares represented and voted in the election and, accordingly, will not affect the election of directors.

CORPORATE GOVERNANCE MATTERS

Information about the Board

The Board of Directors currently consists of seven members, namely Chairman Dr. Rosenwald, Co-Vice Chairman Dr. Rowinsky, Messrs. Barrett, Hoenlein, Lobell, and Weiss, and Dr. Harvey. Mr. Barrett intends to serve on the Board and its committees until the annual meeting and then, subject to stockholder vote, Dov Klein will join the Board. Upon Mr. Klein joining the Board, he also will serve on all committees of the Board and, in particular, chair its Audit Committee. Mr. Weiss served as Co-Vice Chairman of the Board from December 2013 until January 2014.

As Chairman of the Board of Directors, Dr. Rosenwald has authority to, among other things, call and preside over meetings of the Board, set meeting agendas, and determine materials to be distributed to the Board. Accordingly, Dr. Rosenwald has substantial ability to shape the work of the Board.

The Board of Directors believes that having Dr. Rosenwald, who is also the Company’s President and Chief Executive Officer, serve as Chairman is suitable for the Company at its present stage. Dr. Rosenwald possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company and its business, and is well positioned to develop agendas that ensure the Board’s time and attention are focused on critical matters. Furthermore, the Board believes that having its President and Chief Executive Officer serve as Chairman strengthens Dr. Rosenwald’s ability to develop and implement the Company’s growth strategy and respond efficiently to various situations.

The Board of Directors is aware of potential conflicts that might arise when an employee chairs a board of directors, but believes these potential conflicts are offset by the fact that a majority of the Board and each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is composed of independent directors pursuant to Rule 5605(a)(2) of the Nasdaq Stock Market listing rules. In addition, the Board believes Dr. Rosenwald’s combined role enables decisive leadership and ensures clear accountability.

Independence of Directors

The Board of Directors does not have a lead independent director, but the Company believes that its current leadership structure is appropriate, as a majority of the Board is composed of independent directors. In particular, four of the Company’s current directors, Messrs. Barrett, Lobell and Hoenlein, and Dr. Harvey, and director nominee Mr. Klein, are independent directors as that term is defined under Rule 5605(a)(2) of the Nasdaq Stock Market listing rules. The Board has determined that all of the current members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent in accordance with Rule 5605(a)(2) of the Nasdaq Stock Market listing rules. In addition, each current member of the Audit Committee meets the independence requirements under Rule 5605(c)(2)(A) of the Nasdaq Stock Market listing rules and each member of the Compensation Committee meets the independence requirements under Rule 5605(d)(2)(A) of the Nasdaq Stock Market listing rules. The Board of Directors considers all of its members equally responsible and accountable for oversight and guidance of its activities.

Selection of Nominees for the Board of Directors

The Nominating and Corporate Governance Committee of the Board of Directors has the responsibility for establishing the qualifications for director candidates. The Committee does not have a formal policy on Board candidate qualifications. It may consider those factors it deems appropriate in evaluating director nominees made either by the Board or stockholders, including judgment, skill, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other Board members, specialized knowledge or experience, and diversity. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily. In considering candidates for the Board, the directors evaluate the entirety of each candidate’s credentials and do not currently have any specific minimum qualifications that must be met. The directors will consider candidates from any reasonable source, including current Board members, stockholders, professional search firms or other persons. The directors will not evaluate candidates differently based on who has made the recommendation.

Pursuant to the Company’s Second Amended and Restated Bylaws (the “Bylaws”), stockholders wishing to nominate a director must deliver written notice of the nomination to the Company’s corporate secretary not more than 75 days and not less than 45 days prior to the first anniversary of the date on which the Company mailed its proxy materials for the preceding year’s annual meeting of stockholders, provided that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. In addition, if the stockholder has timely provided the Company with a solicitation notice (an affirmative statement of the stockholder’s intent to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required to elect a director nominee), such stockholder must have delivered a proxy statement and form of proxy to such holders and have included the solicitation notice in such materials.

Stockholder notices must set forth information including the following: (a) the name, age, business address, residence and ownership of our stock of any director nominee and all information relating to the director nominee that is required to be disclosed in solicitations of proxies for elections of directors; (b) any material interest in the director nomination of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate; (c) as to the stockholder or any Stockholder Associated Person, their holdings of our stock and whether the stockholder has entered into transactions to manage risk with respect to such stock; (d) as to the stockholder giving notice and any Stockholder Associated Person, the name and address of such stockholder, as they appear on our stock ledger, and current name and address, if different, and of such Stockholder Associated Person; and (e) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election as a director. The Bylaws define “Stockholder Associated Person” as (a) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (b) any beneficial owner of our shares of stock owned of record or beneficially by such stockholder and (c) any person controlling, controlled by or under common control with such Stockholder Associated Person. The Nominating and Corporate Governance Committee will evaluate a nominee recommended by a stockholder in the same manner in which the Committee evaluates nominees recommended by other persons as well as its own nominee recommendations.

Board Committees

The Audit Committee is currently composed of Chairman Mr. Barrett, Dr. Harvey and Mr. Lobell. The functions of the Audit Committee include, among other things:

•	evaluating the performance, independence, qualifications and compensation of the Company’s independent auditors and determining whether to retain its existing independent auditors or engage new independent auditors;
•	reviewing and approving the engagement of the Company’s independent auditors to perform audit services and any permissible non-audit services;
•	reviewing the Company’s annual and quarterly financial statements and reports and discussing the statements and reports with its independent auditors and management;
•	reviewing with the Company’s independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the scope, adequacy and effectiveness of its financial controls;
•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding financial controls, accounting or auditing matters, and other matters;
•	preparing the report that the SEC will require in the Company’s annual proxy statement;
•	reviewing and providing oversight with respect to any related-party transactions and monitoring compliance with the Company’s Code of Ethics;
•	reviewing the Company’s investment policy on a periodic basis; and
•	reviewing and evaluating, at least annually, the performance of the Audit Committee, including compliance of the Audit Committee with its charter.

The Board of Directors has determined that each current member of the Audit Committee and director nominee Mr. Klein meet the financial literacy requirements under the applicable Nasdaq Stock Market listing rules and that current director Mr. Barrett and director nominee Mr. Klein each have the employment experience necessary to qualify him as an audit committee financial expert within the meaning of SEC rules and regulations.

The Compensation Committee is currently composed of Chairman Mr. Lobell, Mr. Barrett and Dr. Harvey. The functions of the Compensation Committee include, among other things:

•	reviewing the Company’s corporate goals and objectives relevant to its executives’ compensation, evaluating the executives’ performance in light of such goals and objectives and determining, either as a committee or together with the other independent directors, executive compensation levels based on such evaluations;
•	reviewing and making recommendations to the Board of Directors with respect to non-executive officer compensation and independent director compensation;
•	administering the Company’s incentive compensation and equity-based plans;
•	reviewing the Company’s Compensation Discussion and Analysis and preparing the report that the SEC will require in the Company’s annual proxy statement and/or Form 10-K;
•	reviewing and evaluating, at least annually, the performance of the Compensation Committee, and the adequacy of its charter;
•	reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, and reviewing and discussing, at least annually, the relationship between risk management policies, practices, and compensation and evaluating compensation policies and practices that could mitigate any such risk; and
•	reviewing and making recommendations to the Board of Directors with respect to the frequency with which future advisory votes on executive compensation should be held.

The Compensation Committee has the authority to delegate its responsibilities to subcommittees as it deems appropriate in its sole discretion.

The Nominating and Corporate Governance Committee is currently composed of Chairman Mr. Lobell and Messrs. Barrett and Hoenlein. The functions of the Nominating and Corporate Governance Committee include, among other things:

•	making recommendations to the Board of Directors regarding the size and composition of the Board;
•	developing minimum qualifications for director candidates and evaluating such candidates in such a manner as the Nominating and Corporate Governance Committee deems appropriate;
•	except where otherwise required, selecting candidates for election to the Board and to fill any vacancies on the Board, such selected candidates to then be voted by the Board;
•	establishing procedures for the nomination process;
•	establishing and administering a periodic assessment procedure relating to the performance of the Board as a whole and its individual members; and
•	making recommendations to the Board regarding corporate governance matters and practices, including formulating and periodically reviewing corporate governance guidelines to be adopted by the Board.

Each of the above-referenced committees operates pursuant to a formal written charter. The charters for each committee, which have been adopted by the Board of Directors, contain a detailed description of the respective committee’s duties and responsibilities and are available under the Investors — Governance —  Governance Documents section of the Company’s website at www.fortressbiotech.com.

In February 2014, the Board of Directors formed a Strategic Transaction Committee to oversee and provide advice on the in-licensing of certain technologies and the monetization of certain Company technologies. The Strategic Transaction Committee currently consists of Chairman Mr. Lobell, Mr. Barrett, and Drs. Harvey and Rowinsky.

Risk Oversight

The Board of Directors is responsible for the Company’s risk oversight and has delegated that role to the Audit Committee. The Audit Committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full Board. The Audit Committee receives reports from management at least quarterly regarding its assessment of risks. In addition, the Audit Committee reports regularly to the full Board, which also considers the Company’s risk profile. The Audit Committee and the full Board focus on the most significant risks the Company faces and its general risk management strategies. While the Board oversees the Company’s risk management, management is responsible for day-to-day risk management processes. The Board expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities, and to effectively implement risk management strategies adopted by the Audit Committee and the Board. The Company believes this division of responsibilities is the most effective approach for addressing the risks the Company faces and that the Board leadership structure, which also emphasizes the independence of the Board in its oversight of its business and affairs, supports this approach.

Information Regarding Meetings of the Board and Committees

During 2014, the Board of Directors held 5 meetings, and its committees, the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Strategic Transaction Committee collectively held 13 meetings. All of the Company’s current directors attended at least 75% of the aggregate of all meetings of the Board and the committees on which he served during 2014. The following table sets forth each current director’s membership in each committee of the Board as of June 1, 2015 and summarizes changes in membership in the committees of the Board during 2014 and up to and including June 1, 2015. After the Annual Meeting of Stockholders, and subject to Mr. Klein being appointed to the Board by the stockholders, Mr. Klein will join all the committees of the Board.

Name	Audit(2)	Compensation	Nominating and Corporate Governance(3)	Strategic Transaction(4)
Lindsay A. Rosenwald, M.D.
Eric K. Rowinsky, M.D.				X
David J. Barrett	Chair	X	X	X
Jimmie Harvey, Jr., M.D.	X	X		X
Malcolm Hoenlein(1)			X
J. Jay Lobell	X	Chair	Chair	Chair
Michael S. Weiss
Total Number of Meetings held in 2014	7	1	5	0

(1)	Mr. Hoenlein was appointed to the Board in February 2014.
(2)	Mr. Weiss was appointed a member of the Audit Committee and served as a member of the Audit Committee from January 2014 to February 2014. Mr. Weiss resigned from the Audit Committee in February 2014 in connection with his appointment to Executive Vice Chairman, Strategic Development, and Dr. Harvey was appointed a member of the Audit Committee at the time of Mr. Weiss’s resignation.
(3)	Mr. Hoenlein was appointed to the Nominating and Corporate Governance Committee in February 2014.
(4)	The Strategic Transaction Committee was formed in February 2014.

Each member of the Board of Directors is expected to participate, either in person or via teleconference, in meetings of the Board and meetings of committees of which each such director is a member, and to spend the time necessary to properly discharge such director’s respective duties and responsibilities. While the Company does not have a written policy regarding directors’ attendance at annual meetings of stockholders, it strongly encourages all directors to attend. All persons who served as directors of the Company’s Board of Directors at the time of the 2014 Annual Meeting of Stockholders attended such meeting.

Code of Ethics

The Board of Directors adopted a Code of Ethics that applies to all directors, officers and employees. The Code of Ethics is available under the Investors — Governance — Governance Documents section of the Company’s website at www.fortressbiotech.com. A copy of the Company’s Code of Ethics will also be provided to any person, without charge, upon written request sent to the Company at its offices located at 3 Columbus Circle, 15th Floor, New York, New York 10019.

Communications with the Board

Stockholders can mail communications to the Board of Directors, c/o Fortress Biotech, Inc., 3 Columbus Circle, 15th Floor, New York, New York 10019, who will forward the correspondence to each addressee.

PROPOSAL TWO

AMENDMENT TO THE FORTRESS BIOTECH, INC. 2013 STOCK INCENTIVE PLAN

TO INCREASE ITS SHARE RESERVE

The Company is asking its stockholders to approve an amendment to the Fortress Biotech, Inc. 2013 Stock Incentive Plan (the “2013 Plan”) to increase the number of shares of its common stock reserved for issuance thereunder by 7,700,000 shares. As of June 1, 2015, of the 2,300,000 shares of the Company’s common stock originally reserved for issuance under the 2013 Plan, only 745,720 shares remained, as the following equity awards had been made as of that date:

Equity Awards Made as of June 1, 2015	Number of Shares Subject to Award
Restricted Stock	1,306,620 shares
Options	• 186,660 shares subject to outstanding options
• No shares resulting from exercises of options
Restricted Stock Units, or RSUs	61,000 shares

As of June 1, 2015, approximately 24 employees and five nonemployee directors were eligible to participate in the 2013 Plan. The closing price of the Company’s common stock on the Nasdaq Global Select Market on June 1, 2015 was $2.84.

The Board of Directors believes that the increase in the share reserve is necessary for the Company to continue to attract and retain the highest caliber of employees, link incentive awards to Company performance, encourage employee ownership in the Company and align the interests of employees and directors with those of the Company’s stockholders. Increasing the 2013 Plan’s share reserve will allow the Company to continue to provide a variety of equity awards as part of the Company’s compensation program, an important tool for motivating, attracting and retaining talented employees and for creating stockholder value. It supports the Company’s balanced approach to executive compensation, wherein the Company uses a mix of components, including equity awards, to facilitate management decisions that favor longer-term stability. If the additional 7,700,000 shares subject to stockholder approval are not approved, the Board believes that the remaining 745,720 shares of common stock reserved for issuance under the 2013 Plan will be insufficient to accomplish the purposes of the 2013 Plan.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote that are present or represented at the meeting and voted is required to approve the amendment of the 2013 Plan. In accordance with Delaware law, abstentions will be counted for purposes of determining the presence or absence of a quorum, but broker non-votes will not. Abstentions and broker non-votes will not be counted for purposes of determining the number of shares represented and voted at the meeting, and accordingly, will not affect the approval of this proposal.

The Board of Directors unanimously recommends that the stockholders vote FOR amending the 2013 Plan to increase its share reserve.

Following is a summary of the terms of the 2013 Plan, including the amendment to the share reserve set forth in this Proposal Two. The full text of the Fortress Biotech, Inc. 2013 Stock Incentive Plan, as amended, is set forth in Appendix A to this Proxy Statement.

Key Provisions

Following are the key provisions of the 2013 Plan:

Provision of Plan	Description
Eligible Participants	Employees, directors and consultants of the Company and any successor entity that adopts the 2013 Plan.
Share Reserve	• Total of 10,000,000 shares of the Company’s common stock.

•

The reserved shares will be reduced (i) by one share for each share granted pursuant to stock options, stock appreciation rights, or other awards awarded under the 2013 Plan, and (ii) to the extent cash is delivered in lieu of shares of common stock upon the exercise of a stock appreciation right, the greater of the number of shares of common stock the Company was entitled to issue upon such exercise or the number it was entitled to issue on the exercise of any related stock option.

Award Types	• Incentive stock options
• Nonstatutory stock options
• Stock appreciation rights
• Restricted stock awards
• Restricted stock unit awards
Vesting	Determined by the Board of Directors
Award Limits	No more than 500,000 shares may be issued to a single participant pursuant to stock options and stock appreciation rights in a calendar year.
Repricings	Repricing of outstanding stock awards is not permitted without the approval of the Company’s stockholders, except for certain ratable capitalization adjustments as set forth in the 2013 Plan.
Plan Termination Date	April 24, 2023

Administration

The 2013 Plan is administered by the Board of Directors or a committee designated by the Board. With respect to grants of awards to the Company’s officers or directors, the 2013 Plan is administered by the Board or a designated committee in a manner that permits such grants to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Grants of awards to covered employees as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, will be made only by a committee composed solely of two or more directors eligible to serve on a committee making awards. The plan administrator has the full authority to select recipients of the grants, determine the extent of the grants, establish additional terms, conditions, rules or procedures to accommodate rules or laws of applicable non-U.S. jurisdictions, adjust awards and to take any other action deemed appropriate; however, no action may be taken that is inconsistent with the terms of the 2013 Plan.

Available Shares

Subject to adjustment upon certain corporate transactions or events, a maximum of 10,000,000 shares of the Company’s common stock may be issued under the 2013 Plan, subject to stockholder approval of this Proposal Two. In addition, subject to adjustment upon certain corporate transactions or events, a participant in the 2013 Plan may not receive options or stock appreciation rights with respect to more than 500,000 shares of common stock in any year. Any shares covered by an award that is forfeited, canceled or expired shall be deemed to have not been issued for purposes of determining the maximum aggregate number of shares that may be issued later under the 2013 Plan, except that the maximum aggregate number of shares that may be issued pursuant to the exercise of incentive stock options shall not exceed 10,000,000 shares. Shares that actually have been issued under the 2013 Plan pursuant to an award shall not be returned to the 2013 Plan and shall not become available for future issuance under the 2013 Plan other than unvested shares that are forfeited or repurchased by the Company. To the extent that cash is delivered in lieu of shares of common stock upon the exercise of a stock appreciation right, the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of common stock that it was entitled to issue upon such exercise or the number it was entitled to issue on the exercise of any related option. Shares of common stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options shall not be available for awards under the 2013 Plan.

Eligibility and Types of Awards

The 2013 Plan permits the Company to grant stock awards, including stock options and stock appreciation rights, to its employees, directors and consultants.

Stock Options

A stock option may be an incentive stock option, within the meaning of Section 422 of the Code, or a nonstatutory stock option. However, only employees may be granted incentive stock options. Incentive and nonstatutory stock options are granted pursuant to option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2013 Plan, provided that the exercise price of a stock option cannot be less than the fair market value of the Company’s common stock on the date of grant. Options granted under the 2013 Plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of the stock options granted under the 2013 Plan, up to a maximum of 10 years, except in the case of certain incentive stock options, as described below. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s relationship with the Company, or any of its affiliates, ceases for any reason other than disability or death, the optionholder may exercise any options vested as of the date of termination, but only during the post-termination exercise period designated in the optionholder’s stock option agreement. The plan administrator may determine such other portion of the optionholder’s unvested award that may be exercised during the post-termination exercise period. The optionholder’s stock option agreement may provide that upon the termination of the optionholder’s relationship with the Company for cause, the optionholder’s right to exercise his or her options shall terminate concurrently with the termination of the relationship. If an optionholder’s service relationship with the Company, or any of its affiliates, ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or beneficiary may exercise any vested options for a period of 12 months. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws or such longer period as specified in the stock option agreement but in no event beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (a) cash or check, (b) surrender of a promissory note acceptable to the plan administrator (subject to minimum interest provisions set forth in the 2013 Plan), (c) a broker-assisted cashless exercise, (d) the tender of common stock previously owned by the optionholder, (e) a net exercise of the option, (f) past or future services rendered, (g) any combination of the foregoing methods of payment, and (h) any other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, awards generally are not transferable except by will or the laws of descent and distribution. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

Incentive stock options may be granted only to the Company’s employees. The aggregate fair market value, determined at the time of grant, of shares of the Company’s common stock with respect to incentive stock options that are exercisable for the first time by an optionholder during any calendar year under the 2013 Plan may not exceed $100,000. No incentive stock option may be granted to any employee who, at the time of the grant, owns or is deemed to own stock representing more than 10% of the voting power of all classes of stock of the Company or any of the Company’s affiliates unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (b) the term of the incentive stock option does not exceed five years from the date of grant.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2013 Plan either concurrently with the grant of an option or alone, without reference to any related stock option. The plan administrator determines both the number of shares of common stock related to each stock appreciation right and the exercise price for a stock appreciation right, within the terms and conditions of the 2013 Plan, provided that the exercise price of a stock appreciation right cannot be less than the fair market value of the common stock subject thereto on the date of grant. In the case of a stock appreciation right granted concurrently with a stock option, the number of shares of common stock to which the stock appreciation right relates will be reduced in the same proportion that the holder of the related stock option exercises the option.

The plan administrator determines whether to deliver cash in lieu of shares of common stock upon the exercise of a stock appreciation right. If common stock is issued, the number of shares of common stock that will be issued upon the exercise of a stock appreciation right is determined by dividing (i) the number of shares of common stock as to which the stock appreciation right is exercised multiplied by the amount of the appreciation in such shares, by (ii) the fair market value of a share of common stock on the exercise date.

If the plan administrator elects to pay the holder of the stock appreciation right cash in lieu of shares of common stock, the holder of the stock appreciation right will receive cash equal to the fair market value on the exercise date of any or all of the shares that would otherwise be issuable.

The exercise of a stock appreciation right related to a stock option is permissible only to the extent that the stock option is exercisable under the terms of the 2013 Plan on the date of surrender. Any incentive stock option surrendered will be deemed to have been converted into a nonstatutory stock option immediately prior to such surrender.

Restricted Stock

Restricted stock awards are awards of shares of the Company’s common stock that vest in accordance with established terms and conditions. The Board or committee thereof sets the terms of the restricted stock awards, including the size of the restricted stock award, the price (if any) to be paid by the recipient, the vesting schedule, and any performance criteria that may be required for the stock to vest. The restricted stock award may vest based on continued employment and/or the achievement of performance goals. If a participant’s service terminates before the restricted stock is fully vested, all of the unvested shares may be forfeited to, or repurchased by, the Company.

Restricted Stock Units

A restricted stock unit is a right to receive stock or cash equal to the value of a share of stock at the end of a set period. No stock is issued at the time of grant. The Board or committee thereof sets the terms of the restricted stock unit award, including the size of the restricted stock unit award, the consideration (if any) to be paid by the recipient, the vesting schedule, any performance criteria and the form (stock or cash) in which the award will be settled. When a participant’s service terminates, the unvested portion of the restricted stock unit award generally will be forfeited.

Corporate Transactions

Effective upon the consummation of a corporate transaction, all outstanding awards under the 2013 Plan shall terminate. However, all such awards shall not terminate to the extent they are assumed in connection with the corporate transaction.

The plan administrator shall have the authority, exercisable either in advance of any actual or anticipated corporate transaction or at the time of an actual corporate transaction and exercisable at the time of the grant of an award under the 2013 Plan or any time while an award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested awards under the 2013 Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such awards in connection with a corporate transaction, on such terms and conditions as the plan administrator may specify. The plan administrator may also condition any such award’s vesting and exercisability or release from such limitations upon the subsequent termination of the continuous service of the holder of the award within a specified period following the effective date of the corporate transaction. The plan administrator may provide that any awards so vested or released from such limitations in connection with a corporate transaction will remain fully exercisable until the expiration or sooner termination of the award.

Amendment and Termination

The Board of Directors may amend, suspend, or terminate the 2013 Plan, except that it may not amend the 2013 Plan in any way that would adversely affect a participant with respect to an award previously granted. In addition, the Board may not amend the 2013 Plan without stockholder approval if such approval is then required pursuant to Section 422 of the Code, the regulations promulgated thereunder, or the rules of any stock exchange or similar regulatory body.

Tax Withholding

The Board of Directors may require a participant to satisfy any federal, state, local or foreign tax withholding obligation relating to a stock award by (a) causing the participant to tender a cash payment, (b) withholding shares of common stock from the shares of common stock issued or otherwise issuable to the participant in connection with the award, (c) withholding cash from an award settled in cash or other amounts payable to the participant, and/or (d) any other method set forth in the award agreement.

Summary of Federal Income Tax Consequences of the 2013 Plan

The following summary is intended only as a general guide to the U.S. federal income tax consequences under current law of participation in the 2013 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable. Recipients of awards under the 2013 Plan should consult their own tax advisors to determine the tax consequences to them as a result of their particular circumstances.

Incentive Stock Options

A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, the Company will not be entitled to any income tax deduction.

If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed to the participant as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax-reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to the alternative minimum tax, which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to (i) certain subsequent sales of the shares in a disqualifying disposition, (ii) certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares, and (iii) certain tax credits that may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option so long as the exercise price is no less than the fair market value of the stock on the date of grant and the option (and not the underlying stock) does not have a readily ascertainable fair market value at such time. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the then-fair market value of the shares purchased, and withholding of income and employment taxes will apply if the participant is or was an employee. Generally, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax-reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Upon the disposition of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss.

Stock Appreciation Rights

A participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock

A participant acquiring restricted stock generally will recognize ordinary income equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and their purchase price, if any. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable, or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date will be after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service, or IRS, no later than 30 days after the date the shares are acquired. Upon the taxable disposition of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will generally be taxed as capital gain or loss; however, for any shares returned to the Company pursuant to a forfeiture provision, a participant’s loss may be computed based only on the purchase price (if any) of the shares and may not take into account any income recognized by reason of a Section 83(b) election. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. The Company generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which such ordinary income is recognized by the participant.

Restricted Stock Units

No taxable income is recognized upon receipt of a restricted stock unit award. In general, the participant will recognize ordinary income in the year in which the units vest and are settled in an amount equal to any cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Company generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Potential Limitation on Deductions

Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thereby permitting the Company to claim the full federal income tax deduction otherwise allowed for such compensation.

In accordance with Section 162(m) of the Code and Treasury Regulations (defined below) issued thereunder, compensation attributable to awards of stock options and stock appreciation rights will qualify as performance-based compensation if (i) such awards are approved by a compensation committee composed solely of “outside directors”, (ii) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the plan is approved by the stockholders, and (iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. It is intended that options and SARs granted under the 2013 Plan qualify as performance-based compensation that is exempt from the $1 million deduction limitation. “Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to the Code.

Further, in accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to restricted stock awards, or restricted stock unit awards granted under a plan will qualify as performance-based compensation if (i) the award is granted by a compensation committee composed solely of “outside directors,” (ii) the award becomes vested or is settled, as applicable, only upon the achievement of a performance goal based upon objective business criteria established in writing by the compensation committee no later than 90 days after the commencement of the performance period and while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the settlement of the award that the performance goal has been satisfied, and (iv) prior to the granting (or vesting or settlement) of the award, the stockholders have approved the material terms that may be incorporated into an award by the compensation committee (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal). It is intended that the Board’s committee may grant restricted stock awards and restricted stock unit awards under the 2013 Plan that qualify as performance-based compensation that is exempt from the $1 million deduction limitation.

The foregoing is only a summary, based on the current Code and Treasury Regulations thereunder, of the U.S. federal income tax consequences to the participant and the Company with respect to the grant and exercise of options and other awards under the 2013 Plan. The summary does not purport to be complete, and it does not address the tax consequences of the participant’s death, any tax laws of any municipality, state or foreign country in which a participant might reside, or any other laws other than U.S. federal income tax laws.

PROPOSAL THREE

APPROVAL OF THE FORTRESS BIOTECH, INC.

LONG TERM INCENTIVE PLAN

Purpose

In May 2015, the Board of Directors, including the independent members of our compensation committee, adopted the Fortress Biotech, Inc. Long Term Incentive Plan (the “LTIP”), the full text of which is attached as Appendix B to this Proxy Statement. The LTIP is designed to compensate the Company’s Chairman, President and Chief Executive Officer, Lindsay A. Rosenwald, M.D., and Executive Vice Chairman, Strategic Development, Michael S. Weiss, based on their responsibilities and for their contributions to the successful achievement of certain corporate goals and objectives of the Company and to share the success and risks of the Company based upon achievement of business goals.

The LTIP consists of two compensation opportunities as follows: (a) a program to grant equity interests in the Company and newly formed subsidiaries (the “Equity Program”); and (b) a performance-based bonus program that is designed to result in performance-based compensation that is deductible without limit under Section 162(m) of the Code (the “Bonus Program”).

Under Section 162(m) of the Code, compensation paid to “Covered Employees” (typically high level executives) in excess of $1 million in any fiscal year is not deductible from a company’s taxable income unless it constitutes performance-based compensation. Only awards made under the Bonus Program of the LTIP might constitute performance based compensation, however to do so the material terms of the program under which such awards may be granted must be disclosed to and approved by Company stockholders. Submission of the LTIP for stockholder approval should not be viewed as a guarantee that the Company will be able to deduct all compensation under the Bonus Program of the LTIP.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote that are present or represented at the meeting and voted is required to approve the LTIP. In accordance with Delaware law, abstentions will be counted for purposes of determining the presence or absence of a quorum, but broker non-votes will not. Abstentions and broker non-votes will not be counted for purposes of determining the number of shares represented and voted at the meeting, and accordingly, will not affect the approval of this proposal.

The Board of Directors unanimously recommends that the stockholders vote FOR the LTIP.

Summary of the LTIP

The LTIP establishes procedures for our Company to grant Dr. Rosenwald and Mr. Weiss compensation under the Equity Program and Bonus Program. It requires the Compensation Committee (which currently consists entirely of outside directors within the meaning of Section 162(m) of the Code) to grant awards under and administer the LTIP.

Equity Program

Under the Equity Program, Dr. Rosenwald and Mr. Weiss each will be granted a number of shares of common stock of future subsidiaries of the Company equal to 5% of such subsidiary’s total outstanding shares of common stock determined on a fully-diluted, as converted into common stock basis as of the date of formation of the subsidiary. Dr. Rosenwald and Mr. Weiss will generally recognize ordinary income equal to the fair market value of the subsidiary’s stock on the date of grant. Such ordinary income is subject to withholding of income and employment taxes.

Beginning on January 1, 2016, Dr. Rosenwald and Mr. Weiss also will be granted a number of shares of common stock of the Company equal to 1% of the total outstanding shares of the Company determined on a fully-diluted, as converted into common stock basis, multiplied by the percentage of achievement of the goals and objectives set by the Compensation Committee. The shares are restricted stock subject to repurchase by the Company at a minimal value unless both of the following conditions are met: (a) there is an increase in the market capitalization of the Company of at least $100,000,000 at any time following the grant date and before the 10th anniversary of the effective date of the LTIP, and (b) Dr. Rosenwald or Dr. Weiss, as applicable, is either in the service of the Company on the 10th anniversary of the LTIP, or has had an involuntary separation from service from the Company before the 10th anniversary of the LTIP. The Company’s repurchase rights also lapse upon the occurrence of a corporate transaction (that is, a change in control).

Receipt of restricted stock generally will result in ordinary income for the recipient equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and their purchase price, if any. If the recipient is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the recipient acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable, or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date will be after the date on which the recipient acquires the shares, the recipient may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the IRS no later than 30 days after the date the shares are acquired. Upon the taxable disposition of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will generally be taxed as capital gain or loss; however, for any shares returned to the Company pursuant to a forfeiture provision, a recipient’s loss may be computed based only on the purchase price (if any) of the shares and may not take into account any income recognized by reason of a Section 83(b) election. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. The Company generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which such ordinary income is recognized by the participant.

Bonus Program

Under the Bonus Program, Dr. Rosenwald and Mr. Weiss are eligible for cash bonuses of $1 million in total per year to the extent they achieve performance goals established by the Compensation Committee for a performance period.

The Compensation Committee will generally establish the performance goals within 90 days of the beginning of the fiscal year of the Company. The performance goals will be based upon one or more objectively determinable business measures, which may be applied with respect to the Company or any business unit and may be measured on absolute terms or relative to a peer-group or other market measure basis.

The business measures which may be used to establish the performance goals are limited to one or more of the following:

•	business development activities;
•	clinical development activities;
•	corporate operating profit;
•	business unit operating profit;
•	revenue;
•	net revenue;
•	new business authorizations;
•	backlog;
•	customer cancellation rate;
•	total shareholder return;

•	stock price increase;
•	return on equity;
•	return on capital;
•	earnings per share;
•	gross profit;
•	adjusted gross profit (profit before depreciation and amortization expense, as well as stock-based compensation expense);
•	EBIT, or earnings before interest and taxes;
•	EBITDA, or earnings before interest, taxes, depreciation and amortization;
•	adjusted EBITDA, or earnings before net interest and other expense, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and expense related to the impairment of goodwill;
•	ongoing earnings;
•	cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital);
•	EVA, or economic value added;
•	economic profit, or net operating profit after tax, less a cost of capital charge;
•	SVA, or shareholder value added;
•	net income (minimum);
•	net loss (maximum);
•	operating income;
•	pre-tax profit margin;
•	performance against business plan;
•	customer service;
•	corporate governance quotient or rating;
•	market share;
•	employee satisfaction;
•	safety;
•	employee engagement;
•	supplier diversity;
•	workforce diversity;
•	operating margins;
•	credit rating;
•	dividend payments;
•	expenses;
•	retained earnings;
•	completion of licenses, partnerships, joint ventures, public or private spinouts, acquisitions, divestitures and corporate restructurings;

•	new product and/or drug development;
•	environmental efforts; and
•	individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals or to one or more business criteria in the areas of litigation, human resources, information services, production, inventory, support services, facility development, government relations, market share or management.

Under IRS rules, once the stockholders have approved these business measures, they may be used as the basis for performance goals for awards that meet the conditions of Section 162(m) of the Code only until the first stockholders meeting that occurs in the fifth calendar year following the calendar year in which the measures were approved.

The Compensation Committee will determine eligibility for payment of a bonus as soon as it can be reasonably determined that the goals that entitle payment have been met, provided Dr. Rosenwald and Mr. Weiss, as applicable, is employed at the end of the performance period. However, the Compensation Committee at its discretion may make exceptions to the requirement of employment at the end of the performance period if the executive’s employment ends during the performance period by reason of retirement, total and permanent disability, or death. If an executive’s employment ends for any other reason, including resignation and discharge for cause, prior to the end of the performance period, all rights to the bonus will be forfeited. The Compensation Committee will certify to what extent goals that entitle payment have been met in writing before payment will be made. The Compensation Committee has discretion to reduce any bonus otherwise due, but in no event may any cash bonus be increased under the LTIP.

Cash bonus awards under the LTIP constitute ordinary income when paid and are subject to withholding of income and employment taxes.

The above description of the LTIP is a summary of some, but not all, of the essential provisions of the LTIP, and is qualified by reference to the full text of the LTIP included in Appendix B to this Proxy Statement.

PROPOSAL FOUR

ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the 2014 Annual Meeting of Stockholders, in accordance with the Board of Directors’ recommendation, the holders of approximately 65.6% of our outstanding stock voting voted for our Say-on-Pay proposal.

As part of its commitment to our stockholders, the Board of Directors is submitting a Say-on-Pay proposal for stockholder consideration again this year.

Executive compensation is an important matter for stockholders. The core of the Company’s executive compensation philosophy and practice continues to be to pay-for-performance. The Company’s executive officers are compensated in a manner consistent with the Company’s strategy, competitive practice, sound corporate governance principles and stockholder interests and concerns. The Company believes its compensation program is strongly aligned with the long-term interests of the Company’s stockholders. Compensation of the Company’s executive officers is designed to enable the Company to attract and retain talented and experienced senior executives to lead the Company successfully in a competitive environment.

The compensation of the named executive officers is described on pages 33 – 47 of this Proxy Statement, which includes the Compensation Discussion and Analysis, or CD&A. The CD&A provides additional details on executive compensation, including the Company’s compensation philosophy and objectives, and the fiscal 2014 compensation of the named executive officers.

The Company is asking stockholders to vote on the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table for fiscal year 2014, and the other related tables and disclosures).”

As indicated above, the stockholder vote on this resolution will not be binding on the Company or the Board of Directors, and will not be construed as overruling any decision by the Company or by the Board. The vote will not be construed to create or imply any change to the Company’s fiduciary duties or those of the Board, or to create or imply any additional fiduciary duties for the Company or the Board.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote that are present or represented at the meeting and voted is required to approve, on an advisory basis, the compensation of the Company’s named executive officers. In accordance with Delaware law, abstentions will be counted for purposes of determining the presence or absence of a quorum, but broker non-votes will not. Abstentions and broker non-votes will not be counted for purposes of determining the number of shares represented and voted in the meeting and, accordingly, will not affect the outcome of the Say-on-Pay vote.

The Board of Directors unanimously recommends stockholders vote, on an advisory basis, FOR the Company’s 2014 executive compensation.

PROPOSAL FIVE

ADVISORY VOTE REGARDING THE FREQUENCY OF FUTURE ADVISORY VOTES ON
EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, the Company is required to seek a nonbinding advisory stockholder vote regarding the frequency of submission to stockholders of a say on pay advisory vote such as Proposal Four. The Dodd-Frank Act specifies that stockholders be given the opportunity to vote on the Company’s executive compensation programs either annually, every two years, or every three years. Although this vote is advisory and nonbinding, the Board of Directors will review voting results and give consideration to the outcome of such voting.

The Board of Directors recognizes the value of receiving input from the Company’s stockholders on important issues such as the Company’s compensation programs. However, it believes that a well-structured compensation program should include plans that drive creation of stockholder value over the long-term rather than focus on short term results. Accordingly, the Board recommends a triennial say on pay advisory vote for the Company. A triennial vote also will provide stockholders with the necessary time to evaluate the effectiveness of the Company’s executive compensation programs in relation to its long-term performance particularly with respect to executing its growth strategy which involves acquiring, developing and commercializing novel pharmaceutical and biotechnology products that the Company acquires directly and through its subsidiary companies.

Stockholders may cast their vote on their preferred voting frequency by choosing the option of one year, two years, three years, or abstain from voting when voting in response to the resolution set forth below:

“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which Fortress Biotech, Inc. is to hold a stockholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the CD&A, the Summary Compensation Table for fiscal 2014, and the other related tables and disclosures).”

As indicated above, the stockholder vote on the frequency of nonbinding stockholder votes to approve executive compensation will not be binding on the Company or the Board of Directors, and will not be construed as overruling any decision by the Company or the Board. The vote will not be construed to create or imply any change to the Company’s fiduciary duties or those of the Board, or to create or imply any additional fiduciary duties for the Company or the Board.

Required Vote

The option of one year, two years, or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. In accordance with Delaware law, abstentions will be counted for purposes of determining the presence or absence of a quorum, but broker non-votes will not. Abstentions and broker non-votes will not be counted for purposes of determining the number of shares represented and voted in the election and, accordingly, will not affect the outcome of this proposal.

The Board of Directors unanimously recommends that stockholders vote for the option of EVERY THREE YEARS as the frequency with which stockholders are provided an advisory vote on executive compensation, as disclosed pursuant to the compensation disclosure rules of the SEC.

PROPOSAL SIX

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Our Board of Directors, including the Audit Committee, has selected EisnerAmper LLP as our independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2015, and recommends that stockholders vote for the ratification of such appointment. Notwithstanding the selection, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time if it believes that doing so would be in the Company’s best interests and the best interests of its stockholders. In the event of a negative vote on ratification, the Audit Committee will reconsider, but might not change, its selection.

On April 2, 2014, the Company dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm. Both the Company’s Audit Committee and its Board of Directors participated in and approved this decision. That same day, the Company’s Audit Committee and its Board approved the engagement of EisnerAmper LLP as its new independent registered public accounting firm. During the Company’s fiscal year ended December 31, 2013 and through April 2, 2014, the Company did not consult with EisnerAmper LLP regarding any matters described in Items 304(a)(2)(i) or 304(a)(2)(ii) of Regulation S-K.

The reports of PwC on the consolidated financial statements of the Company for the fiscal year ended December 31, 2013 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal year ended December 31, 2013 and through to April 2, 2014, the Company did not have any disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements for such time periods.

During the Company’s fiscal year ended December 31, 2013 and through April 2, 2014, no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K occurred.

PwC has indicated to the Company that it concurs with the foregoing statements contained above as they relate to PwC and has furnished a letter to the SEC to this effect. A copy of the letter from PwC is attached as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 7, 2014.

Representatives of EisnerAmper LLP are expected to be present at the 2015 Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Required Vote

Approval of the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote that are present or represented and voted at the meeting. Abstentions will be counted for purposes of determining the number of shares represented and voted at the meeting and, accordingly, will affect the outcome of this proposal.

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

AUDIT COMMITTEE REPORT

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. As set forth in the Audit Committee’s charter, Company management is responsible for the preparation, presentation, and integrity of the financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

In the performance of this oversight function, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2014 with management. The Audit Committee has also reviewed and discussed with PwC, the Company’s independent registered public accounting firm in 2013 and through to April 2, 2014 and EisnerAmper LLP from April 2, 2014 through the remainder of 2014, the audited financial statements, the audit of the Company’s internal control over financial reporting, and the matters required to be discussed by Auditing Standard No. 61, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from PwC and EisnerAmper LLP required by the Public Company Accounting Oversight Board’s Rule 3256, Communication with Audit Committees Concerning Independence, and has discussed with PwC and EisnerAmper LLP their independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting, and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s consideration and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based upon the reports, reviews and discussions, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 16, 2015.

Summary of Fees

The Audit Committee has adopted policies and practices relating to the pre-approval of all audit and non-audit services that are to be performed by the Company’s registered public accounting firm. This policy generally provides that the Company will not engage the registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below. From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its registered public accounting firm during the next 12 months. Any pre-approval is detailed as to the particular service or type of services to be provided and is subject to a maximum dollar amount.

The following table summarizes the aggregate fees PwC billed the Company for professional services rendered to the Company in 2013 and 2014 and EisnerAmper LLP billed the Company for professional services rendered to the Company in 2014. A description of these various fees and services are in the footnotes to the table.

	Years Ended December 31,
	2013	2014
Audit Fees(1)	$513,000	$353,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	2,800	2,800
Total	$515,800	$355,800

(1)	Audit Fees — This category includes the audit of the Company’s annual financial statements, review of financial statements included in its Quarterly Reports on Form 10-Q, and services that are normally provided by independent auditors in connection with the engagement for fiscal years. The decrease in audit fees from 2013 to 2014 is primarily due to fewer transactions and lower fees.
(2)	Audit-Related Fees — This category consists of fees reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported as “Audit Fees.”
(3)	Tax Fees — This category consists of tax compliance, tax advice, and tax planning work.
(4)	All Other Fees — This category consists of fees for other miscellaneous items, which in 2013 and 2014 consisted of two licenses for accounting compliance software.

The Audit Committee has considered whether and determined that the provision of the non-audit services rendered to the Company during 2013 and 2014 was compatible with maintaining the independence of PwC and EisnerAmper LLP.

THE AUDIT COMMITTEE

David J. Barrett, Chairman
Jimmie Harvey, Jr., M.D.
J. Jay Lobell

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of June 1, 2015 unless otherwise noted below for the following:

•	each person or entity known to own beneficially more than 5% of the Company’s outstanding common stock as of the date indicated in the corresponding footnote;
•	each of the named executive officers named in the Summary Compensation Table;
•	each director and director nominee; and
•	all current directors and executive officers as a group.

Applicable percentage ownership is based on 46,833,715 shares of the Company’s common stock outstanding as of June 1, 2015 unless otherwise noted below, together with applicable options for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Common stock subject to options currently exercisable, or exercisable within 60 days after June 1, 2015, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed stockholder is c/o Fortress Biotech, Inc., 3 Columbus Circle, 15th Floor, New York, New York 10019.

Name and Address of Beneficial Owner	Shares Owned		Shares Under Exercisable Options(1)	Total Shares Beneficially Owned	Percentage Beneficially Owned
5% or Greater Stockholder:
DAK Capital Inc. and its affiliate	4,001,000	(2)	0	4,001,000	8.54%
Directors and Named Executive Officers:
Lindsay A. Rosenwald, M.D.	5,705,950	(3)	50,000	5,755,950	12.28%
Lucy Lu, M.D.	35,631		225,000	260,631	*
George C. Avgerinos, Ph.D.	8,000		133,334	141,334	*
Eric K. Rowinsky, M.D.	150,000		218,490	368,490	*
Jimmie Harvey, Jr., M.D.	50,000		60,000	110,000	*
David J. Barrett	50,000		60,000	110,000	*
J. Jay Lobell	486,000		60,000	546,000	1.16%
Malcolm Hoenlein	55,000		—	55,000	*
Michael S. Weiss	6,938,038		10,000	6,948,038	14.83%
Dov Klein(4)	6,800		—	—	—
Kevin Horgan	—		—	—	—
All current executive officers and directors as a group (9 persons)	13,478,618		816,824	14,295,442	30.00%

*	Less than 1%.
(1)	Includes only options exercisable within 60 days of June 1, 2015.
(2)	Based solely on the Schedule 13-G/A filed with the SEC on February 11, 2015 by Daryl Katz, DAK Capital Inc. (“DAK”) and DAK Investments (US) Corp. (“DAK US” and together with Mr. Katz and DAK, the “Reporting Persons”). The Reporting Persons reported the following beneficial ownership: (a) 1,000,000 shares of common stock held directly by DAK, and (b) 3,001,000 shares of common stock held directly by DAK US. Mr. Katz is the sole equity owner of DAK, and DAK is the sole equity owner of DAK US. Mr. Katz, as owner and President of DAK and President of DAK US, may be deemed to beneficially own the shares of common stock held directly by DAK and DAK US, insofar as he may be deemed to have the power to direct the voting or disposition of such shares. DAK, as owner of DAK US, may be deemed to beneficially own the shares of common stock held directly by DAK US, insofar as it may be deemed to have the power to direct the voting or disposition of those shares. The principal business address of each of the Reporting Persons is 1702 Bell Tower, 10104-103 Avenue, Edmonton, AB, Canada T5J 0H8.

(3)	Includes 4,792,106 shares of which are held directly by Dr. Rosenwald, 170,983 shares of which are held by Capretti Grandi, LLC, and 742,861 shares of which are held by Paramount Biosciences, LLC (“PBS”). Dr. Rosenwald has voting and dispositive control over the shares held by Capretti Grandi, LLC and PBS. Does not include (i) 453,822 shares of common stock held by the LAR Family Trusts, (ii) 11,047 shares of common stock underlying warrants held by the LAR Family Trusts, or (iii) 1,000,000 shares of common stock held by state trusts established for the benefit of Dr. Rosenwald’s family, over which Dr. Rosenwald does not have any voting or dispositive control.
(4)	Consists of 1,800 shares of common stock held by Mr. Klein’s spouse.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities. These executive officers, directors, and greater than 10% beneficial owners, are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons. Based solely upon the Company’s review of such forms furnished to it, the Company believes that during the fiscal year ended 2014 and through to June 1, 2015, all of its executive officers, directors, and every person who is directly or indirectly the beneficial owner of more than 10% of any class of the Company’s securities, complied with the filing requirements of Section 16(a) of the Exchange Act.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Committee Report

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis (“CD&A”) with Company management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

J. Jay Lobell, Chair
David J. Barrett
Jimmie Harvey, Jr., M.D.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee is responsible for creating and reviewing the compensation of the Company’s executive officers, as well as overseeing the Company’s compensation and benefit plans and policies and administering the Company’s equity incentive plans. This CD&A explains the Company’s compensation philosophy, policies and practices, focusing primarily on the compensation of our named executive officers as follows:

•	Lindsay A. Rosenwald, M.D., Chairman of our Board of Directors, President, and Chief Executive Officer;
•	Lucy Lu, M.D., Executive Vice President and Chief Financial Officer;
•	George Avgerinos, Ph.D., Senior Vice President, Biologics Operation;
•	Michael E. Weiss, Executive Vice Chairman, Strategic Development; and
•	Kevin Horgan, M.D., former Chief Medical Officer.

Compensation Philosophy

The Company believes in providing a competitive total compensation package to its executive management team through a combination of base salary, discretionary bonuses, equity grants, severance and change in control benefits and broad-based benefits programs. The executive compensation programs are designed to achieve the following objectives:

•	reward performance;
•	attract, motivate and retain executives of outstanding ability and potential; and
•	ensure that executive compensation is meaningfully related to the creation of stockholder value.

The Board of Directors believes that the Company’s executive compensation programs should include short- and long-term components, including cash and equity-based compensation, and should reward consistent performance that meets or exceeds expectations. The Board evaluates both performance and compensation to make sure that the compensation provided to executives remains competitive relative to compensation paid by companies of similar size and stage of development operating in the life sciences industry, taking into account the Company’s relative performance and its own strategic objectives.

Setting Executive Compensation

The Company has historically conducted a review of the aggregate level of its executive compensation, as well as the mix of elements used to compensate its executive officers. The Company has based this review primarily on the experience of the members of the Board of Directors, many of whom sit on the boards of directors of numerous companies in the life sciences and healthcare fields. Last year, the Company also conducted a stockholder advisory vote on the compensation of its named executive officers and was pleased that, at that time, the holders of approximately 65.6% of its outstanding common stock voting on the matter voted in favor of the compensation of its named executive officers as disclosed in the proxy materials for the 2014 Annual Meeting of Stockholders.

The Company remains committed to its pay-for-performance compensation principles. In August 2013, pursuant to its written charter, the Compensation Committee engaged Radford, an independent national compensation consulting firm, to provide advice and information relating to executive and director compensation. Radford was to report to the Compensation Committee and provide no services to management. Radford produced preliminary reports for the Compensation Committee’s review late in the third quarter of 2013. However, shortly thereafter, the Company announced that its Phase 2 clinical trial evaluating Trichuris suis ova (“TSO”) in patients with Crohn’s disease failed to meet its primary endpoint of improving response.

Consistent with its emphasis on performance and in an effort to realign the organization to work more efficiently given the disappointing results and conserve cash, the Company terminated several senior level executives in 2013 and early 2014. In light of these management changes, the Radford report became less relevant.

While the Compensation Committee may continue to use a compensation consultant in the future and possibly take into account publicly available data relating to the compensation practices and policies of other companies within and outside our industry, we expect that in the near term, members of the Compensation Committee will continue to apply their subjective discretion to make compensation decisions. As such, the Compensation Committee has not yet determined to benchmark executive compensation against any particular group of companies or use a formula to set executive compensation in relation to such survey data.

Elements of Executive Compensation

The compensation program for the Company’s executive officers consists principally of three components:

•	base salary;
•	annual discretionary bonuses; and
•	long-term compensation in the form of equity-based awards.

Base Salary

Salary is one of the few fixed-pay components in our executive compensation program. Base salaries for the Company’s executives are initially established through arm’s-length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience, prior salary, the scope of his or her responsibilities, and competitive market compensation paid by other companies for similar positions within the industry. Base salaries are reviewed annually, typically in connection with the annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, and experience. In making decisions regarding salary increases, the Company may also draw upon the experience of members of the Board of Directors who serve as directors of other companies. The Board has not previously applied specific formulas to determine increases, although it has generally awarded increases as a percentage of an executive officer’s then-current base salary. This strategy is consistent with the Company’s intent of offering base salaries that are cost-effective while remaining competitive.

In 2015, the Company’s Compensation Committee balanced these considerations regarding base salary with the general economic climate. Therefore, it determined to increase the salary of Drs. Lu and Avgerinos by 5%, and maintain the salaries of Dr. Rosenwald and Mr. Weiss at 2014 levels, but to still consider these individuals for an annual discretionary bonus.

Annual Discretionary Bonuses

In addition to the payment of base salaries, the Company believes that discretionary bonuses can play an important role in providing appropriate incentives to its executives to achieve the Company’s strategic objectives. As part of the annual performance reviews, the Compensation Committee reviews and analyzes each executive officer’s overall performance against such executive’s goals as approved by the Compensation Committee. Dr. Rosenwald is eligible for a discretionary bonus every year based on his achievement of performance goals and objectives set by the Board of Directors. Drs. Lu and Avgerinos are each eligible for a maximum discretionary bonus of 40% of their salaries pursuant to the terms of their employment agreements. Dr. Lu is also eligible for additional discretionary bonuses of $46,875, $93,750, $187,500, and $375,000 based on the achievement of milestones tied to reaching a market capitalization of $125 million, $250 million, $500 million, and $1 billion, respectively. In 2014, no additional discretionary bonuses were earned and paid to Dr. Lu.

Following 2014, the Compensation Committee reviewed the annual performance in 2014 of Drs. Rosenwald, Lu and Avgerinos, each eligible for a discretionary bonus. The Compensation Committee reviewed 2014 performance targets, including establishing the Company’s growth strategy, the circumstances surrounding such targets, and the Company’s overall performance in 2014. After detailed discussion, the Compensation Committee approved that 2014 executive bonuses be paid at 75% of the full bonus amount and approved bonuses to Dr. Lu in the amount of $92,400, given the direction she provided with respect to Company’s growth strategy and, in particular, considerations with respect to the TSO Autism trial, to Dr. Avgerinos in the amount of $99,000, given the direction he provided with respect to the Company’s growth strategy. No bonus was declared for Dr. Rosenwald.

Prior to his separation from the Company, Dr. Horgan was eligible for a discretionary bonus. In connection with his separation from the Company, Dr. Horgan entered into a Release Agreement dated January 28, 2014, pursuant to which Dr. Horgan was not paid an annual bonus for 2013.

LTIP

In May 2015, the Board of Directors approved the LTIP, subject to stockholder approval. The LTIP includes specific equity and cash bonus opportunities for Dr. Rosenwald and Mr. Weiss. For further information on the LTIP, see Proposal Three above.

Equity Incentive Compensation

The Company believes that by providing its executives the opportunity to increase their ownership of Company stock, the interests of its executives will be more closely aligned with the best interests of the Company’s stockholders and it will encourage long-term performance. The stock awards enable the executive officers to participate in the appreciation of the value of the Company’s stock, while personally participating in the risks of business setbacks. At the 2013 Annual Meeting of Stockholders of the Company, stockholders approved the 2013 Plan. While the Company has not adopted stock ownership guidelines, the Fortress Biotech, Inc. 2007 Stock Incentive Plan (the “2007 Plan”), and the 2013 Plan have provided executive officers a means to acquire equity or equity-linked interests in the Company. The Company does not have any program, plan, or obligation that requires it to grant equity compensation on specified dates. Under the 2007 Plan and 2013 Plan, authority to make equity grants to executive officers rests with the Board of Directors, which considers the recommendations of the Chairman, President and the Chief Executive Officer for officers other than himself, and will in the future take into account the recommendation of the Compensation Committee.

As of the record date, no shares remain available for issuance under the 2007 Plan. The Company now grants equity awards to its executives through its 2013 Plan, which was adopted by the Board of Directors and approved by the Company’s stockholders to permit the grant of stock options, stock bonuses, and restricted stock to the Company’s officers, directors, employees, and consultants.

The Company has traditionally awarded stock options to the executive officers as incentives, however it has, in the past, awarded restricted stock to its executives and may do so again in the future. The Company believes that awards of restricted stock have clearer and less onerous accounting implications than options. In addition, because the grants have some value even if the Company’s stock price decreases, the Company can grant fewer shares, resulting in less potential dilution to stockholders. Finally, the Company believes that granting stock supports the culture of ownership at the Company and is an important element in maintaining strong employee morale and retention.

In 2014, given the Company’s efforts to establish and execute on its growth strategy, no equity awards were granted to the Company’s executive officers except for a grant of 3,958,692 shares of common stock issued to Mr. Weiss in connection with his inducement to serve as Executive Vice President Strategic Development of the Company going forward.

Prior to his separation from the Company, Dr. Horgan was awarded an option to purchase 200,000 shares of the Company’s common stock under the 2013 Plan in connection with the commencement of his employment in November 2013. The number of shares was determined as part of the negotiation of his overall employment package and was approved by the Board of Directors. In approving the number of shares, the Board considered the number of shares requested by Dr. Horgan and the equity ownership of other members of the Company’s management team. Pursuant to the terms of Dr. Horgan’s Release Agreement, the vesting of one third of the shares subject to Dr. Horgan’s option award was accelerated in connection with his separation from the Company in January 2014, for a total of 66,667 potential shares.

Executive Employment Agreements

Set forth below are descriptions of the principal terms of the employment agreements or, where applicable, confidential separation and release agreements and release agreements with our named executive officers and the potential or, where applicable, actual payments due thereunder upon termination of employment or change in control of the Company.

Dr. Rosenwald and Mr. Weiss

The Company has not entered into an employment agreements with either Dr. Rosenwald or Mr. Weiss.

Dr. Lu

In February 2012, the Company entered into an employment agreement with Dr. Lu, its Executive Vice President and Chief Financial Officer, which provides that if the Company terminates Dr. Lu without cause or she resigns for good reason, she will be entitled to: (i) severance payments at a rate equal to her base salary then in effect for a period of six months following her termination date; and (ii) accelerated vesting of any option shares that would have vested on the next anniversary date of their respective grant date. In addition, if Dr. Lu is terminated without cause or resigns for good reason within six months following a change in control of the Company, she will be entitled to an additional six months of severance payments (for a total of 12 months) and 100% of the shares subject to options and other equity awards granted to her will fully vest as of the date of her execution of a release in connection with such termination.

“Cause” is defined as:

•	her willful failure, disregard or refusal to perform her material duties or obligations under the employment agreement which, to the extent it is curable by her, is not cured within thirty (30) days after the Company gives her written notice;
•	a willful, intentional or grossly negligent act of Dr. Lu having the effect of materially injuring (whether financially or otherwise) the business or reputation of the Company or any of its affiliates;
•	willful misconduct by Dr. Lu with respect to any of her material duties or obligations under the employment agreement, including, without limitation, willful insubordination with respect to lawful directions received from the Board of Directors which, to the extent it is curable by Dr. Lu, is not cured within thirty (30) days after the Company gives her written notice;
•	her indictment of any felony involving moral turpitude (including entry of a nolo contendere plea);
•	the determination, after a reasonable and good-faith investigation by the Company, that Dr. Lu engaged in some form of harassment or discrimination prohibited by law (including, without limitation, age, sex or race harassment or discrimination), unless the actions were specifically directed by the Board of Directors;
•	material misappropriation or embezzlement of the property of the Company or its affiliates (whether or not a misdemeanor or felony); or
•	her material breach of any of the provisions of the employment agreement, of any Company policy, and/or of her proprietary information and inventions agreement.

“Good reason” is defined as:

•	a material reduction of Dr. Lu’s base salary unless such reduction occurs in connection with a Company-wide decrease in executive compensation;
•	a material breach of the employment agreement by the Company; or
•	a material adverse change in Dr. Lu’s duties, authority, or responsibilities relative to her duties, authority or responsibilities in effect immediately prior to such reduction.

Dr. Avgerinos

In June 2013, the Company entered into an employment agreement with Dr. Avgerinos, its Senior Vice President, Biologics Operations, which provides that if the Company terminates Dr. Avgerinos without cause or he resigns for good reason, he will be entitled to: (i) severance payments at a rate equal to his base salary then in effect for a period of 12 months following his termination date; (ii) a pro-rata share of the annual milestone bonus for the year in which the termination occurred, to be paid when and if such bonus would have been paid under the employment agreement, and (iii) accelerated vesting of any option shares that would have vested on the next anniversary date of their respective grant date. In addition, if Dr. Avgerinos is terminated without cause or resigns for good reason within six months following a change in control of the Company, 100% of the shares subject to options and other equity awards granted to him will fully vest as of the date of his execution of a release in connection with such termination.

“Cause” is defined as:

•	his conviction of fraud, embezzlement or misappropriation with respect to the Company;
•	the material breach of a material term of this employment agreement;
•	the material breach by Dr. Avgerinos of the Proprietary Information and Inventions Agreement between Dr. Avgerinos and the Company;
•	the breach of his fiduciary duties to the Company;
•	the willful failure or refusal to perform his material duties under the employment agreement or failure to follow any specific lawful instructions of the Company’s Chief Executive Officer;
•	his conviction or plea of nolo contendere in respect of a felony or of a misdemeanor involving moral turpitude; or
•	the willful or negligent misconduct of Dr. Avgerinos that has a material adverse effect on the property, business or reputation of the Company.

“Good reason” is defined as:

•	a material reduction of Dr. Avgerinos’s base salary unless such reduction occurs in connection with a Company-wide decrease in executive compensation;
•	a material breach of the employment agreement by the Company; or
•	a material diminution of his authority, duties or responsibilities.

Dr. Horgan

In November 2013, the Company entered into an employment agreement with Dr. Horgan, its then Chief Medical Officer, which provides that if the Company terminates Dr. Horgan without cause or he resigns for good reason, he will be entitled to: (i) severance payments at a rate equal to his base salary then in effect for a period of 12 months following his termination date; (ii) a pro-rata share of the annual milestone bonus for the year in which the termination occurred, to be paid when and if such bonus would have been paid under the employment agreement, and (iii) accelerated vesting of any option shares that would have vested on the next anniversary date of their respective grant date. In addition, if Dr. Horgan is terminated without cause or he resigns for good reason within six months following a change in control, 100% of the shares subject to options and other equity awards granted to him will fully vest as of the date of his execution of a release in connection with such termination. “Cause” and “good reason” are defined in Dr. Horgan’s Employment Agreement as they are in Dr. Avgerinos’s Employment Agreement, described above.

Dr. Horgan was separated from the Company in January 2014. Pursuant to the terms of Dr. Horgan’s Release Agreement, he received severance consisting of his then current salary for 12 months or $340,000. The vesting of one-third of the shares subject to Dr. Horgan’s option award also was accelerated in connection with his separation from the Company, for a total of 66,667 additional exercisable shares.

Summary of Potential Payments Upon Termination of Employment or Change in Control

The following table sets forth potential payments payable to the Company’s named executive officers who were serving as such on December 31, 2014 upon: (i) termination of employment without cause, or resignation for good reason; and (ii) termination of employment without cause, or resignation for good reason, following a change in control. The table reflects amounts payable to such named executive officers assuming their employment was terminated on December 31, 2014 and, if applicable, a change in control also occurred on such date.

	Upon Termination without Cause or Resignation for Good Reason – No Change of Control			Upon Termination without Cause or Resignation for Good Reason – Change of Control
Name	Cash Severance	Value of Accelerated Vesting(1)	Total	Cash Severance	Value of Accelerated Vesting(1)	Total
Lindsay A. Rosenwald, M.D.	$—	$—	$—	$—	$4,829,605	$4,829,605
Lucy Lu, M.D.	$161,700	$183,000	$344,700	$323,400	$183,000	$506,400
George Avgerinos, Ph.D.	$346,500	$162,667	$509,167	$346,500	$325,335	$671,835
Michael E. Weiss	$—	$—	$—	$—	$14,488,813	$14,488,813

(1)	The value of accelerated vesting is equal to $2.44 per share, the closing price per share of the Company’s common stock as quoted on the Nasdaq Capital Market on December 31, 2014 for the purposes hereof, multiplied by the number of shares subject to accelerated vesting, less the stock option exercise price.

Perquisites

From time to time, the Company has provided certain of the named executive officers with perquisites that the Board of Directors believes are reasonable. The Company does not view perquisites as a significant element of its comprehensive compensation structure, but does believe they can be useful in attracting, motivating and retaining the executive talent for which the Company competes. The Company believes that these additional benefits may assist executive officers in performing their duties and provide time efficiencies for executive officers in appropriate circumstances, and the Company may consider providing additional perquisites in the future. All future practices regarding perquisites will be approved and subject to periodic review by the Compensation Committee.

Employee Stock Purchase Plan

On December 19, 2011, the Board of Directors approved the 2012 Fortress Biotech Employee Stock Purchase Plan, or the ESPP, providing for the issuance of up to 200,000 shares of common stock to eligible employees, including the Company’s executive officers. Eligible employees can purchase the Company’s common stock at the end of a predetermined offering period at a price equal to 85% of the lesser of the fair market value at the beginning or end of the offering period. Offerings are six months in duration and commence on December 1 and June 1 of each year. During the period from December 1, 2012 through November 30, 2014, 63,194 shares were issued. Employee contributions will be made through payroll deductions throughout the offering period and, subject to certain limitations, will be used to purchase shares at the end of each offering period. As of December 31, 2014, 136,806 shares were available for issuance under the ESPP. The ESPP is compensatory and will result in stock-based compensation expense.

Other Compensation

Consistent with the Company’s compensation philosophy, it intends to continue to maintain the current benefits for executive officers, which are also available to other employees; however, the Compensation Committee, in its discretion, may in the future revise, amend or add to the benefits of any executive officer if it deems advisable.

Deductibility of Compensation under Section 162(m)

Section 162(m) of the Code generally limits the Company’s deduction for federal income tax purposes to $1 million of compensation paid to certain executive officers in a calendar year. However, compensation above $1 million that is considered “performance-based compensation” may be deducted. It is expected that the Compensation Committee will evaluate the effects of the deduction limits of Section 162(m) on any compensation it proposes to grant in the future and that future compensation will be provided in a manner consistent with the Company’s best interests and those of its stockholders.

Risk Analysis of the Company’s Compensation Program

The Board of Directors has reviewed the Company’s compensation policies as generally applicable to its employees and believes that the policies do not encourage excessive and unnecessary risk taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. The design of the Company’s compensation policies and programs encourage the employees to remain focused on both short- and long-term goals. For example, while the Company’s cash bonus plans measure performance on an annual basis, the equity awards typically vest over a number of years, which the Company believes encourage employees to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk-taking.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation paid by the Company to its named executive officers for services rendered to it in all capacities during the years ended December 31, 2012, 2013 and 2014.

	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	All Other Compen-sation(4)	Total
Lindsay A. Rosenwald, M.D. Chairman, President and Chief Executive Officer	2014	$29,254	$—	$—	$—	$—	$29,254
	2013	980	—	3,820,138	76,800	—	3,897,918
	2012	—	—	—	102,750	40,000	142,750
Lucy Lu, M.D. Executive Vice President and Chief Financial Officer	2014	307,875	92,400	—	—	820	401,095
	2013	307,841	232,988	—	—	854	541,683
	2012	256,923	92,492	—	1,523,250	683	1,873,348
George Avgerinos, Ph.D. Senior Vice President, Biologics Operation	2014	330,000	99,000	—	—	—	429,000
	2013	192,500	57,750	—	1,330,000	40,455	1,620,705
	2012	—	—	—	—	—	—
Michael E. Weiss Executive Vice Chairman, Strategic Development	2014	24,324	—	10,648,881	—	—	10,673,205
	2013	—	—	—	—	—	—
	2012	—	—	—	—	—	—
Kevin Horgan, M.D. Former Chief Medical Officer	2014	—	—	—	—	340,000	340,000
	2013	54,406	—	—	288,000	—	342,406
	2012	—	—	—	—	—	—

(1)	Bonus amounts in 2012 represent amounts awarded for 2012 and paid in 2013. Bonus amounts in 2013 represent amounts awarded for 2013 and paid in 2014. Bonus amounts in 2014 represent amounts awarded for 2014 to be paid in 2015. Dr. Lu received additional bonus payments earned and paid in 2013 as a result of the achievement of certain market capitalization milestones. For 2014, the Compensation Committee approved the payment of executive bonuses at 75% of the full bonus amount and approved bonuses to Dr. Lu in the amount of $92,400 and Dr. Avgerinos in the amount of $99,000. Dr. Rosenwald did not receive a bonus in 2014.
(2)	Represents the aggregate grant date fair value computed in accordance with FASB Accounting Standards Codification Topic 718, Stock Compensation, as modified or supplemented (“FASB ASC Topic 718”). No stock awards were granted to the Company’s named executive officers in 2014. Stock awards for Dr. Rosenwald consist of the issuance in 2013 of 1,979,346 shares of common stock pursuant to the terms of the Restricted Stock Issuance Agreement entered into in connection with his appointment as Chairman, President and Chief Executive Officer. In 2014, 3,958,692 shares of common stock pursuant to the terms of a Restricted Stock Issuance Agreement were issued to Mr. Weiss in connection with his inducement to serve as Executive Vice President Strategic Development.
(3)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. No option awards were granted to the Company’s named executive officers in 2014. Option awards for Dr. Rosenwald consist of the issuance in both 2013 and 2012 of an option for 15,000 shares in connection with his service as director of the Company’s Board of Directors. Option awards for Dr. Lu consist of the issuance in 2012 of an option to purchase 225,000 shares of the Company’s common stock granted in connection with her employment. Option awards for Dr. Avgerinos in 2013 consist of an option to purchase 200,000 shares of the Company’s common stock granted in connection with his employment. Option awards for Dr. Horgan consist of the issuance in 2013 of an option to purchase 200,000 shares of the Company’s common stock in connection with his employment. Shares subject to each of the options granted to the Company’s named executive officers vest on each anniversary of the grant date such that all of the shares subject to the options will be vested three years after such date, subject to continued employment with the Company.

(4)	All other compensation for Dr. Rosenwald reflects fees earned and paid as a non-employee director in 2012; for Dr. Lu such compensation includes: for 2014, $820 for long-term disability premiums; for 2013, $854 for long-term disability premiums; for 2012, $683 for long-term disability premiums; for Dr. Avgerinos, for 2013: $40,455 in accordance with terms of his employment agreement reimbursing him for repayment of his retention bonus to his former employer due to early separation; for Dr. Horgan, such compensation includes: for 2014, $340,000 in severance compensation.

GRANTS OF PLAN-BASED AWARDS

In 2014, the Company did not grant any awards to its named executive officers under its 2013 Plan for services rendered to the Company as officers.

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

The following table sets forth certain information regarding all outstanding equity awards held by the Company’s named executive officers as of December 31, 2014.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares(1)
Lindsay A. Rosenwald, M.D.	25,000	—		1.37	10/05/2020	1,979,346	(4)	$4,829,604
	10,000	5,000	(2)	6.25	02/10/2022	—		—
	5,000	10,000	(3)	7.42	02/07/2023	—		—
Lucy Lu, M.D.	150,000	75,000	(5)	6.85	02/22/2022	—		—
George Avgerinos, Ph.D.	66,667	133,333	(6)	9.21	06/04/2023	—		—
Michael E. Weiss	10,000	20,000	(7)	2.10	12/19/2023	5,938,038	(8)	$14,488,813
Kevin Horgan, M.D.	—	—		—	—	—		—

(1)	Based on $2.44 per share was the closing price of our common stock on the Nasdaq Capital Market on December 31, 2014, the last trading day of that fiscal year.
(2)	The unvested shares underlying this option award vested on February 10, 2015.
(3)	The unvested shares underlying this option award will vest in two equal installments on February 7, 2015 and 2016.
(4)	Pursuant to the terms of Dr. Rosenwald’s Restricted Stock Issuance Agreement, one-third of the restricted stock issued to Dr. Rosenwald vests when the Company achieves market capitalization of two, three, and four times the current market capitalization on the date of grant of the shares, but in no event earlier than three, four, and five years following the date of grant, respectively.
(5)	The unvested shares underlying this option award vested on February 22, 2015.
(6)	The unvested shares underlying this option award will vest in two equal annual installments beginning on June 4, 2015.
(7)	The unvested shares underlying this option award will vest in two equal annual installments beginning on December 19, 2015.
(8)	Pursuant to the terms of Mr. Weiss’s 2013 Restricted Stock Issuance Agreement of 1,979,346 shares, one-third of the restricted stock issued to Mr. Weiss vests when the Company achieves market capitalization of two, three, and four times the current market capitalization on the date of grant of the shares, but in no event earlier than three, four, and five years following the date of grant, respectively. Pursuant to the terms of Mr. Weiss’s 2014 Restricted Stock Issuance Agreement for 3,958,692 shares, 16.67% of the shares will vest on each of February 20, 2015, 2016 and 2017, and 10% of the remainder of the shares will vest upon each closing by the Company of a corporate development transaction provided that if such corporate development transaction occurs prior to February 20, 2019, vesting of such 10% of the remainder of the shares will occur on February 20, 2019, subject to Mr. Weiss’s continued employment with the Company.

OPTION EXERCISES AND STOCK VESTED

The table below sets forth information concerning the exercise of stock options during 2014 for each named executive officer. No shares of restricted stock held by any of our named executive officers vested during 2014.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Lindsay A. Rosenwald, M.D.	—	—
Lucy Lu, M.D.	—	—
George Avgerinos, M.D.	—	—
Michael E. Weiss	—	—
Kevin Horgan, M.D.	66,667	$10,544.53

(1)	The amounts reported represent market value on the date of exercise less the exercise price.

Pension Benefits

None of the Company’s named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by the Company.

DIRECTOR COMPENSATION IN FISCAL YEAR 2014

In October 2010, the Board of Directors adopted a compensation program for its non-employee directors, or the Non-Employee Director Compensation Policy. Pursuant to the Non-Employee Director Compensation Policy, each member of the Board who is not a Company employee and who is not otherwise receiving compensation from the Company pursuant to another arrangement, will receive an annual cash retainer of $30,000, payable quarterly, and will receive an initial option grant to purchase up to 30,000 shares of the Company’s common stock. Such stock options vest in three annual installments. In July 2011, the Non-Employee Director Compensation Policy was modified to include additional fees for committee participation whereby committee members and committee chairs will receive additional annual cash retainers of $5,000 and $10,000, respectively, payable quarterly. The Non-Employee Director Compensation Policy was further amended in February 2012 by providing for annual option grants. In February 2014, in recognition of the extra time and work which will be required of the members of the Strategic Transaction Committee, each Committee member was granted 50,000 shares of the Company’s restricted common stock pursuant to the terms of the Non-Employee Director Compensation Policy. Such shares vest in three annual installments.

The following table and related footnotes show the compensation paid to or accrued for the benefit of the Company’s non-employee directors in the fiscal year ended December 31, 2014.

Name	Fees Earned or paid in Cash(1)	Stock Awards(2)	All Other Compensation	Total
David J. Barrett	$60,000	$134,500	$—	$194,500
Jimmie Harvey, Jr., M.D.	47,500	134,500	—	182,000
Malcolm Hoenlein	35,000	80,700	—	115,700
J. Jay Lobell	67,500	134,500	—	202,000
Eric K. Rowinsky, M.D.	35,000	134,500	—	169,500

(1)	Represents director and committee fees paid for or accrued in 2014.
(2)	Amounts listed represent the aggregate fair value amount computed as of the grant date of each option and award during 2014 in accordance with FASB ASC Topic 718. On February 20, 2014, the Company granted shares of the Company’s common stock to certain of the Company’s directors pursuant to restricted stock issuance agreements executed with each such director. The shares of the Company’s common stock issued pursuant to the restricted stock issuance agreements are subject to a right of repurchase in favor of the Company, which rights lapse according to the following schedule: the Company’s right of repurchase lapses with respect to one-third of the total number of shares subject to such restricted stock issuance agreement on each annual anniversary of the applicable grant date for so long as such board member continues to serve on the Board of Directors.

Non-Qualified Deferred Compensation

On March 12, 2015, the Compensation Committee of the Board approved a deferred compensation plan (the “Plan”) for non-employee directors (“Participants”). The Plan, to be administered by the Compensation Committee, is intended to be a non-qualified benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended.

Pursuant to the Plan, a Participant can defer all or a portion of Participant’s unearned annual fees, meeting fees and committee fees, including restricted stock and restricted stock units. Deferred cash compensation will be converted into a number of stock units, determined based upon the closing price of the Company’s common stock on the date such fees would otherwise have been payable and placed into the Participant’s deferred compensation account (“Account”). Deferred restricted stock unit grants will be converted on a share-for-share basis on the date such restricted stock units would otherwise have been payable and placed into the Participant’s Account.

On the tenth business day of January of the year following the Participant’s termination of service on the Board due to resignation, removal, failure to be re-elected or retirement, the amount of deferred compensation in the Participant’s Account will be distributed to the Participant in a lump sum payment of a number of shares of the Company’s common stock under the Plan equal to the number of whole stock units in the Account and cash in lieu of any fractional shares. Distributions from the Account may be accelerated in the event of the Participant’s death or upon a corporate transaction (as defined in the Plan).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Board of Directors who served on the Compensation Committee during 2014 were Chairman Mr. Lobell, Mr. Barrett and Dr. Harvey. None of Messrs. Lobell or Barrett or Dr. Harvey serves or in the past has served as one of the Company’s officers or has been employed by the Company and none of the Company’s executive officers has served on the compensation committee or board of directors of any company that employed any member of our Compensation Committee or Board.

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2014, the Company has not been a party to any transaction in which the amount involved exceeded or will exceed $120,000, and in which any of its directors, named executive officers or beneficial owners of more than 5% of the Company’s capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than as set forth immediately below and other than compensation, termination, and change-in-control arrangements, all of which are described under — Compensation Discussion and Analysis above.

Related Party Service Agreement

On April 3, 2014, the Company entered into a Shared Services Agreement with Opus Point Partners Management, LLC (“OPPM”) in which the parties agreed to share a rented facility as well as costs for certain services, which they individually require for the operation of their respective entities. The Company’s Chairman, President and Chief Executive Officer and the Company’s Executive Vice President, Strategic Development, are both Co-Portfolio Managers and Partners of OPPM. The Company incurred expenses of approximately $141,000 for the year ended December 31, 2014, no expense was incurred in 2013. The agreement can be terminated by either party with thirty days’ notice.

Desk Space Agreement

On October 3, 2014, the Company entered into Desk Space Agreements with OPPM and TGTX, to occupy 20% and 40%, respectively, of their New York, NY office space in the first half of 2016. These agreements require OPPM and TGTX to pay their respective share of the average annual rent of $0.5 million and $1.1 million, respectively. These initial rent allocations will be adjusted periodically, for each party, based upon the actual percentage of the office space occupied. Additionally, the Company has reserved the right to execute desk space agreements with other related and unrelated third parties and those arrangements will also affect the cost of the lease actually borne by the Company. The lease was executed by the Company to further the Company’s business strategy, which includes forming additional subsidiaries and/or affiliate companies. The lease is subject to early termination by the Company, or in circumstances including events of default, by the landlord, and includes a five-year extension option in favor of the Company. In connection with the lease the Company paid $0.2 million representing prepaid rent for the first month. Both OPPM and TGTX reimbursed the Company for their respective share of the first month’s rent; representing $0.1 million, which was recorded in other liabilities in the Consolidated Balance Sheet as of December 31, 2014. Mr. Weiss, a member of our Board of Directors, has also served as Executive Chairman, Interim Chief Executive Officer and President of TGTX since 2011.

Private Placement Financing

On November 6, 2014, the Company issued an aggregate of 2,175,000 shares of its common stock to Lindsay A. Rosenwald, its Chairman, President and Chief Executive Officer, Michael S. Weiss, its Executive Vice Chairman, Strategic Development, Malcolm A. Hoenlein, a member of its Board of Directors, and DAK Capital, an investor unaffiliated with the Company. The Company’s Board of Directors and Audit Committee approved the private placement which is exempt from registration under the Securities Act of 1933, as amended pursuant to Section 4(a)(2) thereof. The shares of Company common stock were sold at $1.61 per share, the closing price of the Company’s common stock on the NASDAQ Capital Market on November 6, 2014, and resulted in aggregate cash proceeds to the Company of $3,501,750.

Collaboration Agreement

On March 4, 2015 the Company formed a new subsidiary, Checkpoint Therapeutics, Inc. (“Checkpoint”), to develop a portfolio of fully human immuno-oncology targeted antibodies generated in the laboratory of Dr. Wayne Marasco, MD, PhD, a professor in the Department of Cancer Immunology and AIDS at the Dana-Farber Cancer Institute (“Dana-Farber”). Dr. Marasco will chair the Scientific Advisory Board of Checkpoint. The portfolio of antibodies licensed from Dana-Farber includes antibodies targeting PD-L1, GITR and CAIX. In connection with the license agreement with Dana-Farber, Checkpoint entered into a collaboration agreement with TGTX to develop and commercialize the Anti-PD-L1 and Anti-GITR antibody research programs in the field of hematological malignancies. Checkpoint retains the right to develop and commercialize these antibodies in solid tumors. Both programs are currently in pre-clinical development.

Under the terms of the agreement, TGTX will pay Checkpoint an up-front licensing fee as well as make development and sales-based milestone payments and will pay a tiered single digit royalty on net sales. Mr. Weiss, a member of our Board of Directors, has also served as Executive Chairman, Interim Chief Executive Officer and President of TGTX since 2011.

The written charter of the Audit Committee authorizes and the Nasdaq Stock Market listing rules require the Audit Committee to review and approve related-party transactions. In reviewing related-party transactions, the Audit Committee applies the basic standard that transactions with affiliates should be made on terms no less favorable to the Company than could have been obtained from unaffiliated parties. Therefore, the Audit Committee reviews the benefits of the transactions, terms of the transactions and the terms available from unrelated third parties, as applicable. All transactions other than compensatory arrangements between the Company and its officers, directors, principal stockholders and their affiliates will be approved by the Audit Committee or a majority of the disinterested directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at meetings of stockholders only if they comply with the proxy rules established by the SEC, applicable Delaware law and the Bylaws. The Company has not received any stockholder proposals for consideration at its 2015 Annual Meeting of Stockholders.

Under SEC Rule 14a-8, in order for a stockholder proposal to be included in the Company’s proxy solicitation materials for its 2016 Annual Meeting of Stockholders, it must be delivered to the Company’s corporate secretary at 3 Columbus Circle, 15th Floor, New York, New York 10019 by February 5, 2016; provided, however, that if the date of the 2016 Annual Meeting of Stockholders is more than 30 days before or after July 15, 2016, notice by the stockholder must be delivered not later than the close of business on the later of (1) the 90th day prior to the 2016 Annual Meeting of Stockholders or (2) the 10th day following the first public announcement of the date of the 2016 Annual Meeting of Stockholders.

Under the Bylaws, stockholders wishing to nominate a director must deliver written notice of the nomination to the Company’s corporate secretary not more than 75 days and not less than 45 days prior to the first anniversary of the date on which the Company mailed its proxy materials for the preceding year’s annual meeting of stockholders, provided that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. In addition, if the stockholder has timely provided the Company with a solicitation notice (an affirmative statement of the stockholder’s intent to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required to elect a director nominee), such stockholder must have delivered a proxy statement and form of proxy to such holders and have included the solicitation notice in such materials. Stockholder notices must set forth specific information as more fully described in the Bylaws and — Corporate Governance Matters — Selection of Nominees for the Board of Directors above.

Management’s proxy holders for the next annual meeting of stockholders will have discretion to vote proxies given to them on any stockholder proposal of which the Company does not have notice prior to April 20, 2016.

HOUSEHOLDING MATTERS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Annual Report, this Proxy Statement and Notice may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Proxy Statement either now or in the future, please contact the Company’s corporate secretary either by calling 781-652-4525 or by writing Attn: Corporate Secretary, 3 Columbus Circle, 15th Floor, New York, New York 10019. Upon written or oral request to the corporate secretary, the Company will provide a separate copy of the Annual Report and this Proxy Statement and Notice. In addition, stockholders sharing an address can request delivery of a single copy of proxy statements if they are receiving multiple copies upon written request to the Company’s corporate secretary at the address and telephone number stated above.

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K, as amended for the fiscal year ended December 31, 2014 as filed with the SEC is accessible free of charge on our website at www.fortressbiotech.com, under the Investors — SEC Filings — Annual Meeting Materials section of our website. It contains audited financial statements covering fiscal years ended December 31, 2014, 2013 and 2012. You can request a copy of the Company’s Annual Report on Form 10-K, as amended free of charge by calling 781-652-4525 or sending an e-mail to ir@fortressbiotech.com. Please include your contact information with the request.

OTHER MATTERS

The Company does not know of any other matters to be submitted at the meeting. If any other matters properly come before the 2015 Annual Meeting of Stockholders, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors recommends.

THE BOARD OF DIRECTORS

Dated: June 4, 2015

DIRECTIONS TO THE ANNUAL MEETING
OF FORTRESS BIOTECH, INC.

The 2015 Annual Meeting of Stockholders is to be held at the offices of Alston & Bird LLP on Park Avenue in midtown Manhattan, between 39th and 40th streets, two blocks south of Grand Central Terminal.

From the Airport

•	Several major airports serve the greater New York City metropolitan area. These include LaGuardia Airport, JFK International Airport, and Newark International Airport, among others. From each airport, we suggest you take a taxi directly to the Annual Meeting of Stockholders. There are also bus services that will deposit you in midtown. If arriving by car, there are several parking garages within walking distance of the Annual Meeting of Stockholders.

By Subway

•	The nearest subway stop is at Grand Central Terminal, which is also the New York terminus for MetroNorth trains arriving from upstate New York and Connecticut. Take the 4, 5, 6, or 7 train to Grand Central and exit the terminal on the 42nd Street side. Cross 42nd Street and walk south on Park Avenue to number 90, on your right.
•	Alternatively, take the 1, 2, 3, 9, N, or R trains to 42nd Street/Times Square and then take the Shuttle to Grand Central.
•	If arriving via the B, D, F, or Q train, exit at 6th Avenue and 42nd Street/Bryant Park and walk east on 40th Street until you get to Park Avenue. Walk south on Park Avenue to number 90, on your right.

By Train

•	From Penn Station, take the 1, 2, 3, or 9 subway to 42nd Street/Times Square and the Shuttle to Grand Central. Exit the terminal on the 42nd Street side. Cross 42nd Street and walk south on Park Avenue to number 90, on your right.

Appendix A

FORTRESS BIOTECH, INC.
2013 STOCK INCENTIVE PLAN, AS AMENDED

Approved by the Board: May 29, 2015
Approved by the Stockholders: •, 2015

1. Purposes of the Plan.  The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2. Definitions.  The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal and state securities laws, the corporate laws of California and, to the extent other than California, the corporate law of the state of the Company’s incorporation, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d) “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit or other right or benefit under the Plan.

(f) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Corporate Transaction, such definition of “Cause” shall not apply until a Corporate Transaction actually occurs.

(i) “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

(j) “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(k) “Common Stock” means the Company’s Common Stock, par value $0.001 per share.

(l) “Company” means Fortress Biotech, Inc., a Delaware corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(m) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(n) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

(o) “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities.

(p) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(q) “Director” means a member of the Board or the board of directors of any Related Entity.

(r) “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(s) “Disqualifying Disposition” means any disposition (including any sale) of Common Stock received upon exercise of an Incentive Stock Option before either (i) two years after the date the Employee was granted the Incentive Stock Option, or (ii) one year after the date the Employee acquired Common Stock by exercising the Incentive Stock Option. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

(t) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

(u) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows.

(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in a manner in compliance with Section 409A of the Code, or in the case of an Incentive Stock Option, in a manner in compliance with Section 422 of the Code.

(x) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(y) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(z) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(cc) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(ee) “Plan” means this Fortress Biotech, Inc. 2013 Stock Incentive Plan.

(ff) “Post-Termination Exercise Period” means the period specified in the Award Agreement of not less than thirty (30) days commencing on the date of termination (other than termination by the Company or any Related Entity for Cause) of the Grantee’s Continuous Service, or such longer period as may be applicable upon death or Disability.

(gg) “Related Entity” means any Parent or Subsidiary of the Company.

(hh) “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(ii) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(jj) “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(kk) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(ll) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(mm) “Share” means a share of the Common Stock.

(nn) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 12 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is Ten Million (10,000,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan, except that the maximum aggregate number of Shares which may be issued pursuant to the exercise of Incentive Stock Options shall not exceed the number specified in Section 3(a). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited or repurchased by the Company, such Shares shall become available for future grant under the Plan. In the event any Option or other Award granted under the Plan is exercised through the tendering of shares of Common Stock (either actually or through attestation), or in the event tax withholding obligations are satisfied by tendering or withholding shares of Common Stock, any shares of Common Stock so tendered or withheld shall not again be available for awards under the Plan. To the extent that cash in lieu of shares of Common Stock is delivered upon the exercise of an SAR pursuant to Section 6(l), the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of Common Stock which it was entitled to issue upon such exercise or on the exercise of any related Option. Shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options shall not be available for awards under the Plan.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers.  With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees.  With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(iii) Administration With Respect to Covered Employees.  Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(b) Multiple Administrative Bodies.  The Plan may be administered by different bodies with respect to Directors, Officers, Consultants, and Employees who are neither Directors nor Officers.

(c) Powers of the Administrator.  Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the type, terms and conditions of any Award granted hereunder;

(vi) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;

(vii) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee;

(viii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(ix) to institute an option exchange program; and

(x) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

(d) Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5. Eligibility.  Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants of the Company and any Related Entity. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Types of Awards.  The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, an SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b) Designation of Award.  Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

(c) Conditions of Award.  Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d) Acquisitions and Other Transactions.  The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment.  The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f) Separate Programs.  The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g) Individual Option and SAR Limit.  The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year shall be Five Hundred Thousand (500,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 12 below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of an SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(h) Early Exercise.  The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(i) Term of Award.  The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(j) Transferability of Awards.  Unless the Administrator provides otherwise, in its sole discretion, no award may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(k) Time of Granting Awards.  The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

(l) Stock Appreciation Rights.  An SAR may be granted (i) with respect to any Option granted under this Plan, either concurrently with the grant of such Option or at such later time as determined by the Administrator (as to all or any portion of the shares of Common Stock subject to the Option), or (ii) alone, without reference to any related Option. Each SAR granted by the Administrator under this Plan shall be subject to the following terms and conditions. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Administrator, subject to adjustment as provided in Section 12. In the case of an SAR granted with respect to an Option, the number of shares of Common Stock to which the SAR pertains shall be reduced in the same proportion that the holder of the Option exercises the related Option. The exercise price of an SAR will be determined by the Administrator, in its discretion, at the date of grant but may not be less than 100% of the Fair Market Value of the shares of Common Stock subject thereto on the date of grant. Subject to the right of the Administrator to deliver cash in lieu of shares of Common Stock (which, as it pertains to Officers and Directors of the Company, shall comply with all requirements of the Exchange Act), the number of shares of Common Stock which shall be issuable upon the exercise of an SAR shall be determined by dividing:

(i) the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of an SAR related to an Option, the exercise price of the shares of Common Stock under the Option or (2) in the case of an SAR granted alone, without reference to a related Option, an amount which shall be determined by the Administrator at the time of grant, subject to adjustment under Section 12); by

(ii) the Fair Market Value of a share of Common Stock on the exercise date.

In lieu of issuing shares of Common Stock upon the exercise of an SAR, the Administrator may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise. The exercise of an SAR related to an Option shall be permitted only to the extent that the Option is exercisable under Section 10 on the date of surrender. Any Incentive Stock Option surrendered pursuant to the provisions of this Section 6(l) shall be deemed to have been converted into a Non-Qualified Stock Option immediately prior to such surrender.

(m) Compliance with Section 409A of the Code.  Notwithstanding anything to the contrary set forth herein, any Award that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Award will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Administrator and contained in the Award Agreement evidencing such Award.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price.  The exercise or purchase price, if any, for an Award shall be as follows.

(i) In the case of an Incentive Stock Option:

(1) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(2) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one-hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv) In the case of other Awards, such price as is determined by the Administrator.

(v) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) Consideration.  Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award, including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i) cash;

(ii) check;

(iii) delivery of Grantee’s promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate (but only to the extent that the acceptance or terms of the promissory note would not violate an Applicable Law); provided, however, that interest shall compound at least annually and shall be charged at the minimum rate of interest necessary to avoid (i) the imputation of interest income to the Company and compensation income to the Grantee under any applicable provisions of the Code, and (B) the classification of the Award as a liability for financial accounting purposes;

(iv) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(v) with respect to Options, if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates (or other evidence satisfactory to the Company to the extent that the Shares are uncertificated) for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(vi) with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share;

(vii) past or future services actually or to be rendered to the Company or a Related Entity; or

(viii) any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(c)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

8. Notice to Company of Disqualifying Disposition.  Each Employee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option.

9. Withholding of Additional Income Taxes.

(a) Upon the exercise of a Non-Qualified Stock Option or SAR, the grant of any other Award for less than the Fair Market Value of the Common Stock, the making of a Disqualifying Disposition, or the vesting of restricted Common Stock acquired on the exercise of an Award hereunder, the Company, in accordance with Section 3402(a) of the Code and any applicable state statute or regulation, may require the Grantee to pay to the Company additional withholding taxes in respect of the amount that is considered compensation includable in such person’s gross income. With respect to (i) the exercise of an Option, (ii) the grant of a bonus of Shares, (iii) the grant of any other Award for less than its Fair Market Value, (iv) the vesting of restricted Common Stock acquired by exercising an Award, or (v) the exercise of an SAR, the Committee in its discretion may condition such event on the payment by the Grantee of any such additional withholding taxes.

(b) At the sole and absolute discretion of the Administrator, the holder of Awards may pay all or any part of the total estimated federal and state income tax liability arising out of the exercise or receipt of such Awards, the making of a Disqualifying Disposition, or the vesting of restricted Common Stock acquired on the exercise of an Award hereunder (each of the foregoing, a “Tax Event”) by tendering already-owned shares of Common Stock or (except in the case of a Disqualifying Disposition) by directing the Company to withhold shares of Common Stock otherwise to be transferred to the Grantee as a result of the exercise or receipt thereof in an amount equal to the estimated federal and state income tax liability arising out of such event, provided that no more Shares may be withheld than are necessary to satisfy the Grantee’s actual minimum withholding obligation with respect to the exercise of Awards. In such event, the Grantee must, however, notify the Administrator of his or her desire to pay all or any part of the total estimated federal and state income tax liability arising out of a Tax Event by tendering already-owned shares of Common Stock or having shares of Common Stock withheld prior to the date that the amount of federal or state income tax to be withheld is to be determined. For purposes of this Section 9, shares of Common Stock shall be valued at their Fair Market Value on the date that the amount of the tax withholdings is to be determined.

10. Exercise of Award.

(a) Procedure for Exercise; Rights as a Stockholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v).

(b) Exercise of Award Following Termination of Continuous Service.  In the event of termination of a Grantee’s Continuous Service for any reason other than Disability or death (but not in the event of a Grantee’s change of status from Employee to Consultant or from Consultant to Employee), such Grantee may, but only during the Post-Termination Exercise Period (but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Grantee’s Award that was vested at the date of such termination or such other portion of the Grantee’s Award as may be determined by the Administrator. The Grantee’s Award Agreement may provide that upon the termination of the Grantee’s Continuous Service for Cause, the Grantee’s right to exercise the Award shall terminate concurrently with the termination of Grantee’s Continuous Service. In the event of a Grantee’s change of status from Employee to Consultant, an Employee’s Incentive Stock Option shall convert automatically to a Non-Qualified Stock Option on the day three (3) months and one day following such change of status. To the extent that the Grantee’s Award was unvested at the date of termination, or if the Grantee does not exercise the vested portion of the Grantee’s Award within the Post-Termination Exercise Period, the Award shall terminate.

(c) Disability of Grantee.  In the event of termination of a Grantee’s Continuous Service as a result of his or her Disability, such Grantee may, but only within twelve (12) months from the date of such termination (or such longer period as specified in the Award Agreement but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Grantee’s Award that was vested at the date of such termination; provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically convert to a Non-Qualified Stock Option on the day three (3) months and one day following such termination. To the extent that the Grantee’s Award was unvested at the date of termination, or if Grantee does not exercise the vested portion of the Grantee’s Award within the time specified herein, the Award shall terminate.

(d) Death of Grantee.  In the event of a termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the death of the Grantee during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee’s termination of Continuous Service as a result of his or her Disability, the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance may exercise the portion of the Grantee’s Award that was vested as of the date of termination, within twelve (12) months from the date of death (or such longer period as specified in the Award Agreement but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). To the extent that, at the time of death, the Grantee’s Award was unvested, or if the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance does not exercise the vested portion of the Grantee’s Award within the time specified herein, the Award shall terminate.

(e) Extension if Exercise Prevented by Law.  Notwithstanding the foregoing, if the exercise of an Award within the applicable time periods set forth in this Section 8 is prevented by the provisions of Section 9 below, the Award shall remain exercisable until one (1) month after the date the Grantee is notified by the Company that the Award is exercisable, but in any event no later than the expiration of the term of such Award as set forth in the Award Agreement.

11. Conditions Upon Issuance of Shares.

(a) If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

12. Adjustments.  Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the

Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to the Company’s Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award. No adjustments shall be made for dividends paid in cash or in property other than Common Stock of the Company, nor shall cash dividends or dividend equivalents accrue or be paid in respect of unexercised Options or unvested Awards hereunder.

13. Corporate Transactions.

(a) Termination of Award to Extent Not Assumed in Corporate Transaction.  Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b) Acceleration of Award Upon Corporate Transaction.  The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or at the time of an actual Corporate Transaction and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Corporate Transaction shall remain fully exercisable until the expiration or sooner termination of the Award.

(c) Effect of Acceleration on Incentive Stock Options.  Any Incentive Stock Option accelerated under this Section 13 in connection with a Corporate Transaction shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.

14. Effective Date and Term of Plan.  The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 19 below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

15. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan in any respect, except that it may not, without the approval of the stockholders obtained within twelve (12) months before or after the Board adopts a resolution authorizing any of the following actions, do any of the following:

(i) increase the total number of shares that may be issued under the Plan (except by adjustment pursuant to Section 12);

(ii) modify the provisions of Section 6 regarding eligibility for grants of ISOs may not be modified;

(iii) the provisions of Section 7(a) regarding the exercise price at which shares may be offered pursuant to Options may not be modified (except by adjustment pursuant to Section 12);

(iv) extend the expiration date of the Plan; and

(v) except as provided in Section 12 (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Company may not amend an Award granted under the Plan to reduce its exercise price per share, cancel and regrant new Awards with lower prices per share than the original prices per share of the cancelled Awards, or cancel any Awards in exchange for cash or the grant of replacement Awards with an exercise price that is less than the exercise price of the original Awards, essentially having the effect of a repricing, without approval by the Company’s stockholders.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No suspension or termination of the Plan (including termination of the Plan under Section 14, above) shall adversely affect any rights under Awards already granted to a Grantee without his or her consent.

16. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17. No Effect on Terms of Employment/Consulting Relationship.  The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or a Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

18. No Effect on Retirement and Other Benefit Plans.  Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

19. Stockholder Approval.  Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. Any Award exercised before stockholder approval is obtained shall be rescinded if stockholder approval is not obtained within the time prescribed, and Shares issued on the exercise of any such Award shall not be counted in determining whether stockholder approval is obtained.

20. Information to Grantees.  The Company shall provide to each Grantee, during the period for which such Grantee has one or more Awards outstanding, such information as required by Rule 701(e) promulgated under the Securities Act of 1933, as amended.

21. Effect of Section 162(m) of the Code.  To the extent that the Administrator determines as of the date of grant of an Award that (i) the Award is intended to qualify as Performance-Based Compensation and (ii) the Award is not exempt from the application of Section 162(m) of the Code, such Award shall not be effective until any stockholder approval required under Section 162(m) of the Code has been obtained.

22. Electronic Delivery.  The Administrator may, in its sole discretion, decide to deliver any documents related to any Stock Rights granted under the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company or to request a Grantee’s consent to participate in the Plan by electronic means. Each Grantee hereunder consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company, and such consent shall remain in effect throughout Grantee’s term of employment or service with the Company and any Related Entity and thereafter until withdrawn in writing by Grantee.

23. Data Privacy.  The Administrator may, in its sole discretion, decide to collect, use and transfer, in electronic or other form, personal data as described in this Plan or any Award for the exclusive purpose of implementing, administering and managing participation in the Plan. Each Grantee hereunder acknowledges that the Company holds certain personal information about Grantee, including, but not limited to, name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, details of all Awards awarded, cancelled, exercised, vested or unvested, for the purpose of implementing, administering and managing the Plan (the “Data”). Each Grantee hereunder further acknowledges that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan and that these third parties may be located in jurisdictions that may have different data privacy laws and protections, and Grantee authorizes such third parties to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the recipient or the Company may elect to deposit any shares of Common Stock acquired upon any Award.

24. Compliance with Section 409A.  To the extent that the Administrator determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the effective date of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the effective date of the Plan the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of the Plan), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (1) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (2) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

25. Unfunded Obligation.  Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

26. Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

Appendix B

FORTRESS BIOTECH, INC.
LONG TERM INCENTIVE PLAN

1. PURPOSE

The purpose of this Long Term Incentive Plan (“LTIP”) is to compensate eligible employees of Fortress Biotech, Inc. (the “Company”) based on their responsibilities and for their contributions to the successful achievement of certain corporate goals and objectives and to share the success and risks of the Company based upon achievement of business goals. The LTIP consists of two compensation opportunities: first, a program to grant equity interests in the Company and in newly formed subsidiaries of the Company to the eligible employees, and second a performance-based bonus program that is designed to result in performance-based compensation that is deductible without limit under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the “Code”). The effective date of the LTIP (the “Effective Date”) is the day after the Company’s stockholders duly approve the LTIP.

2. ELIGIBLE EMPLOYEES

The only individuals entitled to equity grants and performance-based bonuses hereunder shall be Lindsay A. Rosenwald, M.D., currently Chairman of the Company’s Board of Directors, President and Chief Executive Officer, and Michael S. Weiss, currently Executive Vice Chairman, Strategic Development.

3. THE COMMITTEE

(a) The LTIP shall be administered by the LTIP Committee (the “Committee”), which shall initially be the Compensation Committee of the Company’s Board of Directors, which Compensation Committee currently consists entirely of outside directors within the meaning of Section 162(m) of the Code. In any event, the Committee shall consist of at least two outside directors of the Company who are also members of the Compensation Committee. The Committee shall have the sole discretion and authority to administer and interpret the LTIP in accordance with its terms and the goals, including, with respect to the performance-based bonus program, compliance with Section 162(m) of the Code.

(b) Subject to the express provisions and limitations set forth in the LTIP, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of the LTIP, including, without limitation, the following:

(i)	To prescribe, amend and rescind rules and regulations relating to the LTIP and to define terms not otherwise defined herein;
(ii)	To determine which eligible individuals are eligible to be paid equity and performance-based bonuses hereunder and to which of such eligible employees, if any, equity and performance-based bonuses hereunder are actually paid;
(iii)	To verify the extent to which the Company has satisfied any performance goals or other conditions applicable to the payment of bonuses under the performance-based bonus program of the LTIP;
(iv)	To prescribe and amend the terms of any agreements or other documents under the LTIP (which need not be identical);
(v)	To determine whether, and the extent to which, adjustments are required pursuant to Section 5;
(vi)	To interpret and construe the LTIP, any rules and regulations under the LTIP, and the terms and conditions of any incentive opportunities provided hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and
(vii)	To make all other determinations deemed necessary or advisable for the administration of the LTIP.

(c) All decisions, determinations and interpretations by the Committee regarding the LTIP shall be final and binding on all individuals who are eligible employees under the LTIP. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select. An individual or other person claiming any benefits under the LTIP may contest a decision or action by the Committee with respect to such person or an actual or potential bonus under the LTIP only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

EQUITY PROGRAM OF THE LTIP

4. EQUITY GRANTS TO ELIGIBLE EMPLOYEES

(a) Upon the formation of a new subsidiary of the Company, the Company will cause the subsidiary to issue to each eligible employee a number of shares of common stock of the subsidiary equal to five percent (5%) of the total outstanding shares of common stock of the subsidiary determined on a fully-diluted, as-converted into common stock basis as of the date of formation (the “Shares”); provided that the eligible employee must be employed by the Company on such formation date in order to receive the grant of Shares. Such Shares will be subject to the same restrictions on disposition as are applicable to other initial shareholders of the subsidiary and such other restrictions as may be applicable under federal or state securities laws.

(b) On January 1 of each calendar year following the Effective Date, the Company will grant to each eligible employee a number of restricted shares of common stock of the Company equal to one percent (1%) of the total outstanding shares of common stock of the Company determined on a fully-diluted, as-converted into common stock basis as of such date, multiplied by the percentage of achievement of the goals and objectives of the eligible employee for the Company as set by the Committee for the eligible employee (“Restricted Shares”), provided that the eligible employee must be employed by the Company on such date in order to receive the grant of Restricted Shares. Such goals and objectives shall be set by the Committee at the beginning of each period of the LTIP ending on December 31, and the determination of the achievement percentage of the goals and objectives shall be determined by the Committee as of the end of such period. Such Restricted Shares shall be subject to the Company’s Repurchase Option (as defined below) until both of the following conditions are met: (i) there is an increase in the market capitalization of the Company of at least $100,000,000 (measured from the Effective Date) at any time following the grant, and (ii) the eligible employee is either in the service of the Company as an employee or as a Board member (or both) on the 10th anniversary of the LTIP, or the eligible employee has had had an involuntary separation from service (as defined below) from the Company. However, the Company’s Repurchase Option on such Restricted Shares shall lapse upon the occurrence of a corporate transaction (as defined in this Section) if the eligible employee is in service on the date of the corporate transaction. Such Restricted Shares shall be owned by the eligible employee without restriction when the Company’s Repurchase Option lapses. If the eligible employee voluntarily separates from service within 10 years of the Effective Date, or if the Company’s Repurchase Options have not lapsed by the 10-year anniversary of the Effective Date, the Company will exercise its Repurchase Option as set forth below.

For purposes of this Section, “separation from service” means the eligible employee is no longer in service with the Company in any capacity (including without limitation service as an employee or as a Board member) and has a “separation from service” within the meaning of Section 409A of the Code; and “corporate transaction” means any of the following transactions, provided, however, that the Committee shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i)	a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;
(ii)	the sale, transfer or other disposition of all or substantially all of the assets of the Company;
(iii)	the complete liquidation or dissolution of the Company;

(iv)	any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of common stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or
(v)	acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities.

Such shares will be subject to the same restrictions on disposition as are applicable to other similarly-situated shareholders of the Company and such other restrictions as may be applicable under federal or state securities laws.

(c) Company’s Repurchase Option. The voluntary separation from service by an eligible employee before a corporate transaction, or the passage of 10 years from the Effective Date without either the eligible employee meeting the two conditions for lapse of the Company’s Repurchase Option or a corporate transaction is each a “Triggering Event”. In the event of a Triggering Event, the Company shall have an option (the “Repurchase Option”) for a period of 90 days to repurchase any of the Restricted Shares at the price of $0.001 per share. The Repurchase Option shall be exercised by the Company by written notice to the eligible employee, which notice shall specify the number of shares and the time (not later than 30 days from the date of the Company’s notice) and place for the closing of the repurchase of the shares. Upon delivery of such notice and payment of the purchase price in accordance with the terms herewith, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the Shares being repurchased by the Company. Said purchase price shall be paid, at the Company’s option, (i) by delivery of a check in the amount of the purchase price, (ii) by cancellation of any amount of the eligible employee’s indebtedness to the Company equal to the purchase price for the shares being repurchased, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such purchase price. Whenever the Company shall have the right to repurchase Shares hereunder, the Board of Directors may designate and assign to one or more assignees the right to exercise all or part of the Company’s repurchase rights under this Agreement to purchase all or a part of such Shares.

(d) Release of Shares From Repurchase Option/Accelerated Vesting. In the event the Repurchase Option is triggered pursuant to a Triggering Event and the Company (or its assigns) fails to exercise the Company’s option for the repurchase of any or all of the Restricted Shares then, upon the expiration of the 90 day option period, any and all such shares not repurchased by the Company shall be released from the Repurchase Option. In the event of any separation from service of the eligible employee that does not constitute a Triggering Event, all shares shall be immediately released from the Repurchase Option.

(e) Restriction on Transfer; Ownership. Except for a transfer to a Related Party (as defined below), none of the Restricted Shares or any beneficial interest therein shall be transferred, pledged, hypothecated, encumbered or otherwise disposed of in any way. For purposes of this Agreement, “Related Party” shall mean a spouse, lineal ancestor or descendant, natural or adopted, and a spouse of a lineal ancestor or descendant, a trust for the sole benefit of such persons or any of them, a limited liability company (LLC) all of whose owners are such persons, or a limited partnership (LP) all of whose partners are such persons. All transferees of Shares or any interest therein (including Related Parties) will receive and hold such Shares or interest subject to the provisions of the LTIP, and shall agree in writing to take such shares or interest therein subject to all the terms of the LTIP, including restrictions on further transfer. Any sale or transfer of the Company’s shares shall be void unless the provisions of the LTIP are met.

(f) An eligible employee, as beneficial owner of the shares, shall have full voting and dividend rights with respect to the Shares and Restricted Shares granted under subsections (b) and (c) of this Section. Dividends, if any, declared and paid on the Restricted Shares before the Company’s Repurchase Option on the Restricted Shares lapses (the “vesting period”) shall be accrued by the Company during the vesting period and paid to the eligible employee only at the end of the vesting period. Any such accrued dividends shall be paid to the eligible employee no later than 30 days after the vesting period. If any Restricted Shares are repurchased pursuant to the Repurchase Option, then, on the date of such repurchase, the eligible employee shall no longer have any rights as a stockholder with respect to such repurchased shares or any interest therein, and the eligible employee shall not be entitled to receive any accrued dividends previously declared on such repurchased shares.

PERFORMANCE-BASED BONUS PROGRAM OF THE LTIP

5. AMOUNT AND TERMS OF PERFORMANCE-BASED BONUS

Performance-based bonus payments hereunder are made in cash. The amount and terms for payment of a performance-based bonus for each eligible employee will be established by the Committee at its discretion, subject to the limits and restrictions of this Section. The bonus hereunder shall be paid to the eligible employee only to the extent that performance goals established by the Committee for a performance period are met.

The business measures that may be used by the Committee to establish the performance goals are limited to one or more of the following, which may be applied with respect to the Company or any business unit and may be measured on absolute terms or relative to a peer-group or other market measure basis:

•	business development activities;
•	clinical development activities;
•	corporate operating profit;
•	business unit operating profit;
•	revenue;
•	net revenue;
•	new business authorizations;
•	backlog;
•	customer cancellation rate;
•	total shareholder return;
•	stock price increase;
•	return on equity;
•	return on capital;
•	earnings per share;
•	gross profit;
•	adjusted gross profit (profit before depreciation and amortization expense, as well as stock-based compensation expense);
•	EBIT, or earnings before interest and taxes;
•	EBITDA, or earnings before interest, taxes, depreciation and amortization;
•	adjusted EBITDA, or earnings before net interest and other expense, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and expense related to the impairment of goodwill;
•	ongoing earnings;

•	cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital);
•	EVA, or economic value added;
•	economic profit (net operating profit after tax, less a cost of capital charge);
•	SVA, or shareholder value added;
•	net income (minimum);
•	net loss (maximum);
•	operating income;
•	pre-tax profit margin;
•	performance against business plan;
•	customer service;
•	corporate governance quotient or rating;
•	market share;
•	employee satisfaction;
•	safety;
•	employee engagement;
•	supplier diversity;
•	workforce diversity;
•	operating margins;
•	credit rating;
•	dividend payments;
•	expenses;
•	retained earnings;
•	completion of licenses, partnerships, joint ventures, public or private spinouts, acquisitions, divestitures and corporate restructurings;
•	new product and/or drug development;
•	environmental efforts; and
•	individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals or to one or more business criteria in the areas of litigation, human resources, information services, production, inventory, support services, facility development, government relations, market share or management.

The term “performance period” shall mean the period for which the performance-based bonus is payable. The terms of the performance-based bonus opportunity for an eligible employee shall be established by the Committee within the earlier of: 90 days of the beginning of the performance period for which the bonus will be earned, the expiration of 25% of the performance period, or the date where the outcome of the qualification for the payment of the bonus opportunity is no longer substantially uncertain.

The performance-based bonus opportunity must be based on one or more of the foregoing business measures and the amount must be determined according to a formula that is objectively applied based on the extent to which the objectively determinable performance goals established by the Committee are met. However, in its sole discretion, the Committee may reduce, but may not increase, an individual’s bonus calculated under the preceding formula. In determining the amount of any reduced bonus, the Committee reserves the right to apply subjective, discretionary criteria to determine a revised bonus amount. In any event the total of all bonuses payable to all eligible employees for a year may not exceed $1,000,000.

6. PAYMENT OF PERFORMANCE-BASED BONUS

The payment of a performance-based bonus for a given performance period requires that the eligible employee be in the employment of the Company on the last day of the performance period. The Committee may make exceptions to this requirement in the case of retirement, total and permanent disability, or death, as determined by the Committee in its sole discretion. Payment shall be made no later than 74 days after the end of the performance period for which the bonus is earned. However, no performance-based bonus shall be paid unless the Committee makes a certification in writing as required to satisfy the conditions for exemption under Section 162(m) of the Code.

MISCELLANEOUS PROVISIONS

7. AMENDMENT AND TERMINATION

The Committee reserves the right to amend or terminate this LTIP at any time with respect to future services of covered individuals. LTIP amendments may be adopted by the Board of Directors or the Committee, and will require stockholder approval only to the extent required to satisfy the conditions for exemption for performance-based bonuses under Section 162(m) of the Code or otherwise.

8. TAX WITHHOLDING

The Company shall have the right to make all payments or distributions pursuant to the LTIP to an eligible employee, net of any applicable federal, state and local taxes required to be paid or withheld. The Company shall have the right to withhold from wages or other amounts otherwise payable to such eligible employee such withholding taxes as may be required by law, or to otherwise require the eligible employee to pay such withholding taxes. If the eligible employee shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such eligible employee or to take such other action as may be necessary to satisfy such withholding obligations.

9. SEVERABILITY

If any provision of the LTIP shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the LTIP or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit provided for under the LTIP shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the LTIP, and if the making of any payment in full or the provision of any other benefit provided for under the LTIP in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the LTIP.

10. NON-ASSIGNABILITY

Unless the Committee expressly states otherwise, no eligible employee in the LTIP may sell, assign, convey, gift, pledge or otherwise hypothecate or alienate any bonus opportunity or amounts determined by the Committee to be payable under the LTIP, until such amounts (if any) are actually paid.

11. NON-EXCLUSIVITY OF PLAN

Neither the adoption of the LTIP by the Board of Directors nor the submission of the LTIP to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt such other incentive arrangements as either may deem desirable going forward, including, without limitation, cash or equity-based compensation arrangements, either tied to performance or otherwise, and any such other arrangements as may be either generally applicable or applicable only in specific cases.

12. EMPLOYMENT AT WILL

Neither the LTIP, selection of a person eligible to be paid bonuses under the LTIP nor the payment of any bonus to any eligible employee under the LTIP nor any action by the Company or the Committee shall be held or construed to confer upon any person any right to be continued in the employ of the Company. The Company expressly reserves the right to discharge any eligible employee whenever in the sole discretion of the Company its interest may so require.

13. NO VESTED INTEREST OR RIGHT

At no time before the actual payout of a bonus to any eligible employee under the LTIP shall any eligible employee accrue any vested interest or right whatsoever under the LTIP, and the Company has no obligation to treat eligible employees identically under the LTIP.

14. GOVERNING LAW

The LTIP and any agreements and documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute concerning the LTIP shall be presented and determined in such forum as the Committee may specify, including through binding arbitration.

FORTRESS BIOTECH, INC.
ATTN: ROBYN HUNTER
3 COLUMBUS CIRCLE, 15TH FLOOR
NEW YORK, NEW YORK 10019

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FORTRESS BIOTECH, INC.

The Board of Directors recommends you vote FOR the following nominees and Proposals 2, 3, 4 and 6:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Lindsay A. Rosenwald, M.D.	☐	☐	☐
1b. Eric K. Rowinsky, M.D.	☐	☐	☐
1c. Jimmie Harvey, Jr., M.D.	☐	☐	☐
1d. Malcolm Hoenlein	☐	☐	☐
1e. Dov Klein	☐	☐	☐
1f. J. Jay Lobell	☐	☐	☐
1g. Michael S. Weiss	☐	☐	☐
2. Approval of an amendment to the Fortress Biotech, Inc. 2013 Stock Incentive Plan to reserve an additional 7,700,000 shares of common stock for issuance thereunder.	☐	☐	☐

	For	Against	Abstain
3. Approval of the Fortress Biotech, Inc. Long Term Incentive Plan.	☐	☐	☐
4. Approval on an advisory basis of Fortress Biotech, Inc.'s 2014 executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:	1 Year	2 Years	3 Years	Abstain
5. To hold an advisory vote on the frequency with which future advisory votes on executive compensation should be held.	☐	☐	☐	☐

	For	Against	Abstain
6. Ratification of the appointment of EisnerAmper LLP as Fortress Biotech, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐

Please indicate if you plan to attend this meeting.	Yes	No
	☐	☐

NOTE: In its discretion, the proxy is authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3, 4 and 6 and in favor of a vote on executive compensation every three years.

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